Exhibit 4.1
                                                                   -----------


                      Core Investment Grade Bond Trust II


                                Trust Agreement


                                     Among


                            Core Bond Products LLC,


                                 as Depositor,


                             The Bank of New York,


                    as Trustee and Securities Intermediary,


                                      and


                        Banc of America Securities LLC,


                            as Administrative Agent


                                 Dated as of o







                           Pass-Through Certificates

                                                   TABLE OF CONTENTS

                                                                                                               Page


ARTICLE I         DEFINITIONS; CONSTRUCTION   ....................................................................1

         Section 1.01.     Definitions............................................................................1
         Section 1.02.     Rules of Construction..................................................................7
         Section 1.03.     Article and Section References.........................................................7

ARTICLE II        DECLARATION OF TRUST; ISSUANCE OF CERTIFICATES..................................................7

         Section 2.01.     Creation and Declaration of Trust; Assignment of Underlying Notes......................7
         Section 2.02.     Entry into Agency Agreement............................................................8
         Section 2.03.     Acceptance by Trustee..................................................................8
         Section 2.04.     Agreement to Execute, Authenticate and Deliver Certificates............................8

ARTICLE III       TRUST POWERS; ADMINISTRATION OF THE TRUST PROPERTY..............................................8

         Section 3.01.     Trust Property.........................................................................8
         Section 3.02.     Administration of the Trust............................................................8
         Section 3.03.     Collection of Certain Underlying Note Payments.........................................9
         Section 3.04.     Sale...................................................................................9
         Section 3.05.     Certificate Account....................................................................9
         Section 3.06.     Investment of Funds in the Accounts...................................................11
         Section 3.07.     Access to Certain Documentation.......................................................11
         Section 3.08.     Removal of Underlying Notes Upon a Removal Event......................................12
         Section 3.09.     Sale Procedures Following a Removal Event.............................................12
         Section 3.10.     Removal of Underlying Notes Upon Final Judgment.......................................13
         Section 3.11.     Administrative Agent Provisions.......................................................13

ARTICLE IV        DISTRIBUTIONS AND REPORTS TO CERTIFICATEHOLDERS................................................15

         Section 4.01.     Distributions.........................................................................15
         Section 4.02.     Reports to Certificateholders; Notices................................................16
         Section 4.03.     Compliance with Tax Reporting and Withholding Requirements............................17
         Section 4.04.     Preservation of Information, Communications to Certificateholders.....................17
         Section 4.05.     Exchange Act Reports..................................................................17

ARTICLE V         THE CERTIFICATES...............................................................................17

         Section 5.01.     The Certificates......................................................................17
         Section 5.02.     Execution, Authentication and Delivery................................................18
         Section 5.03.     Registration; Registration of Transfer and Exchange...................................18
         Section 5.04.     Mutilated, Destroyed, Lost and Stolen Certificates....................................19
         Section 5.05.     Distributions in Respect of Certificates..............................................19
         Section 5.06.     Persons Deemed Owners.................................................................20
         Section 5.07.     Cancellation..........................................................................20
         Section 5.08.     Currency of Distributions in Respect of Certificates..................................20
         Section 5.09.     Appointment of Paying Agent...........................................................20
         Section 5.10.     Authenticating Agent..................................................................21
         Section 5.11.     Issuance Matters......................................................................21



                                                      i

ARTICLE VI        THE DEPOSITOR..................................................................................22

         Section 6.01.     Representations and Warranties of the Depositor.......................................22
         Section 6.02.     Breach of Representation or Warranty..................................................23
         Section 6.03.     Liability of the Depositor............................................................23
         Section 6.04.     Limitation on Liability of the Depositor..............................................23
         Section 6.05.     Depositor May Purchase Certificates...................................................24
         Section 6.06.     Preparation and Filing of Exchange Act Reports; Obligations of the Depositor..........24
         Section 6.07.     Preferential Collection of Claims Against Depositor...................................25

ARTICLE VII       RIGHTS OF CERTIFICATEHOLDERS...................................................................25

         Section 7.01.     Voting Rights with Respect to Underlying Notes........................................25
         Section 7.02.     Direction of Remedies.................................................................25
         Section 7.03.     Meetings of Certificateholders........................................................26
         Section 7.04.     Assignment............................................................................26

ARTICLE VIII      CONCERNING THE TRUSTEE.........................................................................26

         Section 8.01.     Duties of Trustee.....................................................................26
         Section 8.02.     Certain Matters Affecting the Trustee.................................................27
         Section 8.03.     Limitation on Liability of Trustee....................................................28
         Section 8.04.     Trustee May Own Certificates..........................................................28
         Section 8.05.     Trustee Fees and Expenses; Limited Indemnification; Expense Reserve Account...........28
         Section 8.06.     Eligibility Requirements for Trustee..................................................29
         Section 8.07.     Resignation or Removal of the Trustee.................................................29
         Section 8.08.     Successor Trustee.....................................................................30
         Section 8.09.     Merger or Consolidation of Trustee....................................................30
         Section 8.10.     Appointment of Co-Trustee.............................................................30
         Section 8.11.     Presentment and Surrender at Corporate Trust Office...................................31
         Section 8.12.     Representations and Warranties of Trustee.............................................31
         Section 8.13.     Limitation of Powers and Duties.......................................................32

ARTICLE IX        TERMINATION....................................................................................32

         Section 9.01.     Termination of the Trust..............................................................32

ARTICLE X         MISCELLANEOUS TERMS............................................................................32

         Section 10.01.    Amendment of this Agreement...........................................................32
         Section 10.02.    Counterparts..........................................................................33
         Section 10.03.    Limitation on Rights of Certificateholders............................................33
         Section 10.04.    GOVERNING LAW; Non-exclusive Submission to Jurisdiction...............................33
         Section 10.05.    Notices...............................................................................33
         Section 10.06.    Severability of Terms.................................................................34
         Section 10.07.    Notice to Rating Agencies.............................................................34
         Section 10.08.    No Recourse...........................................................................34
         Section 10.09.    No Petition Covenant..................................................................34
         Section 10.10.    Intention of Parties..................................................................34

SCHEDULE I    Underlying Note Schedule
EXHIBIT A     Form of Certificate
ANNEX A       Form of Notice of Removal of Underlying Notes from Trust Property
ANNEX B       Form of Notice of Election to Sell
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                                            ii

                                TRUST AGREEMENT

      This Trust Agreement, dated as of o (this "Agreement"), is by and among THE BANK OF NEW YORK, a New York corporation, as Trustee and Securities Intermediary, CORE BOND PRODUCTS LLC, a Delaware limited liability company, as Depositor, and BANC OF AMERICA SECURITIES LLC, a Delaware limited liability company, as Administrative Agent, relates to the issuance of Pass-Through Certificates (the "Certificates") of Core Investment Grade Bond Trust II (the "Trust").

                             PRELIMINARY STATEMENT
                             ---------------------

      The Depositor, the Trustee and the Securities Intermediary have duly authorized the execution and delivery of this Agreement to provide for the issuance of the Certificates.

      All representations, covenants and agreements made herein by each of the Depositor, the Trustee and the Securities Intermediary are for the benefit and security of the Certificateholders.

      The Depositor is entering into this Agreement, and The Bank of New York is accepting the trust created hereby, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged.

                                   ARTICLE I

                           DEFINITIONS; CONSTRUCTION

      Section 1.01. Definitions. Except as otherwise specified herein or as the context may otherwise require, the following terms have the respective meanings set forth below for all purposes of this Agreement:

      "Account":  As defined in Section 3.06.

      "Administrative Agent": An entity that has agreed to perform the services specified in Sections 3.08 and 3.09, which initially shall be Banc of America Securities LLC.

      "Administrative Agent Fee":  As defined in Section 3.09.

      "Affiliate": With respect to any specified Person, any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control," when used with respect to any specified Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

      "Agency Agreement": The agency agreement among the Certificates Agents and the Depositor, dated o, relating to the offer and sale of the Certificates.

      "Authenticating Agent":  As defined in Section 5.10.

      "Available Expense Amount": An amount equal to the product of (1) the aggregate Certificate Principal Balance of all Certificates Outstanding on the Business Day immediately preceding the applicable Regular Distribution Date and (2) o%.

      "Available Funds": With respect to any Regular Distribution Date, (1) all amounts received by the Trustee on or with respect to the Underlying Notes or other Trust Property from but excluding the immediately preceding Regular Distribution Date (or, in the case of the initial Regular Distribution Date, the Closing Date) to and including such Regular Distribution Date, plus (2) all investment income from Eligible Investments, in each case on deposit in the Certificate Account and available for distribution on such Regular Distribution Date, minus any amounts so received by the Trustee and previously distributed on a Special Distribution Date.

      "Book-Entry Certificate": A Certificate represented by a Global
Certificate.

      "Business Day": Any day, other than a Saturday, Sunday or other day on which commercial banks are obligated or authorized by law, executive order or regulation to be closed in The City of New York.

      "Certificate" or "Certificates": Any of the certificates, defined as Certificates in the preamble hereto, that are executed, authenticated and delivered under this Agreement, and includes Global Certificates and Certificated Certificates.

      "Certificate Account": An Eligible Account established in accordance with Section 3.05.

      "Certificate Principal Balance": With respect to a Certificate that is Outstanding, as determined at any time, the maximum amount that the Holder thereof is entitled to receive as distributions allocable to payments of principal of the Underlying Notes (without taking into account any premium payable in connection with the optional redemption of the Underlying Notes).

      "Certificate Register" and "Certificate Registrar": As respectively defined in Section 5.03.

      "Certificated Certificate": Any Certificate in definitive, physical form registered in the name of a Person other than the Depositary or its nominee.

      "Certificateholder" and "Holder": The Person in whose name a Certificate is registered as designated in the Certificate Register as of any relevant date.

      "Certificates Agents": Banc of America Securities LLC, J.P. Morgan Securities Inc. and o in their capacity as agents for the Depositor in soliciting offers to purchase the Certificates.

      "Closing Date": The date on which the Certificates are originally executed, authenticated and delivered under this Agreement.

      "Code": The U.S. Internal Revenue Code of 1986, as amended, and Treasury Regulations promulgated thereunder.

      "Commission": The U.S. Securities and Exchange Commission or any successor agency thereto.

      "Corporate Trust Office": The Trustee's offices at 100 Church Street, New York, New York 10286, or such other addresses as the Trustee may designate from time to time by written notice to the Certificateholders and the Depositor.

      "Currency":  Dollars.

      "DTC": The Depository Trust Company, a limited purpose trust company organized under the laws of the State of New York, and any of its successors or assigns.

      "Debt Agents": Banc of America Securities LLC, J.P. Morgan Securities Inc. and ? in their capacity as agents for each Underlying Issuer in soliciting offers to purchase the Underlying Notes.

      "Default Event": An "event of default" with respect to any Underlying
Note.

      "Depositary": DTC initially, or such other depositary appointed by the Depositor.

      "Depositor": Core Bond Products LLC, a Delaware limited liability company, and any of its successors or assigns.

      "Depositor Order" or "Depositor Requests": A written order or request, respectively, signed in the name of the Depositor by any of its Executive Officers and delivered to the Trustee.

      "Distribution Date": Each Regular Distribution Date and Special Distribution Date.

      "Distribution Period": The Initial Distribution Period and the period from and including the immediately preceding Regular Distribution Date to but excluding the applicable Regular Distribution Date.

      "Dollar" or "$" or "USD": Such currency of the United States as at the time of payment is legal tender for the payment of public and private debts.

      "Downgrade Event": The rating of the Underlying Notes of any single Underlying Issuer is downgraded below "BBB-" by S&P or "Baa3" by Moody's, or their then equivalent rating, if applicable, or is withdrawn by either S&P or Moody's.

      "Eligible Account": A non-interest bearing account held in the name of the Trustee in trust for the benefit of the Certificateholders that is either
(1) a segregated account or segregated accounts maintained with a Federal or State chartered depository institution or trust company the short-term and long-term unsecured debt obligations of which (or, in the case of a depository institution or trust company that is the principal subsidiary of a holding company, the short-term and long-term unsecured debt obligations of such holding company) are rated P-1 and Aaa by Moody's, A-1+ and AAA by S&P, and, if rated by Fitch, F1+ and AAA by Fitch at the time any amounts are held on deposit therein, including when such amounts are initially deposited and all times subsequent or (2) a segregated trust account or segregated accounts maintained as a segregated account or as segregated accounts and held by the Trustee in its Corporate Trust Office in trust for the benefit of the Certificateholders.

      "Eligible Investments": One or more of the following investments made by the Trustee pursuant to Section 3.06:

            (1) direct obligations of, and obligations fully guaranteed by, the United States, the Federal Home Loan Mortgage Corporation, the Federal National Mortgage Association, the Federal Farm Credit System or any agency or instrumentality of the United States the obligations of which are explicitly backed by the full faith and credit of the United States of America; provided that obligations of, or guaranteed by, the Federal Home Loan Mortgage Corporation, the Federal National Mortgage Association or the Federal Farm Credit System shall be Eligible Investments only if, at the time, and during the course, of investment, it has at least the credit rating of P-1 or Aaa by Moody's, A-1+ or AAA by S&P, and, if rated by Fitch, F1+ or AAA by Fitch;

            (2) time deposits in BNY Deposit Reserve so long as The Bank of New York shall have at least the credit rating of P-1 or Aaa by Moody's, A-1+ or AAA by S&P, and, if rated by Fitch, F1+ or AAA by Fitch or, if the credit rating of The Bank of New York does not meet the criteria specified above, demand and time deposits in, certificates of deposit of, or bankers' acceptances issued by any depository institution or trust company incorporated under the laws of the United States or any State and subject to supervision and examination by Federal and/or State banking authorities so long as the commercial paper and/or the short-term debt obligations of such depositary institution or trust company (including the Trustee or any agent of the Trustee acting in their respective commercial capacities) at the time of, and during the course of, such investment or contractual commitment providing for such investment have at least the credit rating of P-1 or Aaa by Moody's, A-1+ or AAA by S&P, and, if rated by Fitch, F1+ or AAA by Fitch (or, in the case of a depository institution which is the principal subsidiary of a holding company, the commercial paper or other short-term debt obligations of such holding company have a credit rating of P-1 or Aaa by Moody's, A-1+ or AAA by S&P, and, if rated by Fitch, F1+ or AAA by Fitch);

            (3) commercial paper having a maturity of not more than 180 days and having at the time, and during the course, of such investment at least the credit rating of P-1 by Moody's, A-1+ by S&P, and, if rated by Fitch, F1+ by Fitch; and

            (4) repurchase agreements with respect to (a) any security described in clause (1) above or (b) any other security issued or guaranteed by an agency or instrumentality of the United States with an entity having the credit rating of P-1 or Aaa by Moody's, A-1+ or AAA by S&P, and, if rated by Fitch, F1+ or AAA by Fitch (it being understood that copies of any repurchase agreement entered into will be delivered to the Rating Agencies, if any);

provided, however, that the total return specified by the terms of each such obligation or security is at least equal to the purchase price thereof; provided, further, that each such obligation or security must mature at least one Business

Day prior to the next required distribution to Certificateholders of the funds used to invest in such obligation or security; provided, further, that each such obligation or security shall be held in the name of the Trustee in trust for the benefit of Certificateholders; and provided, further, that an Eligible Investment shall not consist of (a) a swap agreement as defined in the United States Bankruptcy Code, 11 U.S.C. ss.101 et seq., (b) an interest-only or principal-only security or (c) a liability of the Trust in excess of the principal amount invested by the Trustee. Eligible Investments shall include, without limitation, those investments meeting the qualifications described above for which the Trustee or an Affiliate of the Trustee provides services.

      "Eligible Issuer": An issuer of Underlying Notes that (1) has registered its Underlying Notes (or, in the case of Section 3.08(a), is eligible to register its debt securities) for sale pursuant to an effective registration statement under the Securities Act on Form S-3 or Form F-3 and is either (a) a Reporting Company that satisfies either (x) the public float condition of $75 million or more of General Instruction B.1 or (y) the non-convertible investment grade securities condition of General Instruction B.2, in each case of Form S-3 or Form F-3 as of the date of this Agreement or (b) a subsidiary that is not a Reporting Company and is eligible to use Form S-3 or Form F-3 solely in reliance on General Instruction C.3 of Form S-3 or General Instruction I.A.5(iii) of Form F-3, as the case may be, and satisfaction of the requirements of Rule 3-10 of Regulation S-X or (2) is a GSE.

      "ERISA": The U.S. Employee Retirement Income Security Act of 1974, as amended.

      "Exchange Act":  The U.S. Securities Exchange Act of 1934, as amended.

      "Executive Officer": With respect to any corporation or limited liability company, the Chief Executive Officer, Chief Operating Officer, Chief Financial Officer, President, any Vice President, the Treasurer or any Assistant Treasurer, and the Secretary or any Assistant Secretary of such corporation or limited liability company, as the case may be.

      "Expense Reserve Account": An Eligible Account established in accordance with Section 8.05(d).

      "Extraordinary Trust Expense":  As defined in Section 8.05(b).

      "Final Scheduled Distribution Date":  o.

      "Fitch":  Fitch Ratings or any successor thereto.

      "FRBNY": As defined in Section 2.01(b).

      "Fractional Undivided Interest" means the fractional undivided beneficial ownership interests in the assets of the Trust evidenced by an Outstanding Certificate that is equal to the Certificate Principal Balance of such Certificate divided by the aggregate Certificate Principal Balance of all Outstanding Certificates.

      "Global Certificates": A Certificate in global form bearing the legend specified in Section 5.11(c) that is deposited with the Trustee on behalf of the Depositary and registered in the name of the Depositary or its nominee.

      "GSE": A government-sponsored enterprise that is not required to register the public offering and sale of its securities under the Securities Act and that makes its information publicly available on a periodic basis.

      "Initial Distribution Period": The period from and including the Closing Date to but excluding the initial Regular Distribution Date.

      "Initial Underlying Note Accrual Period": The period from and including the Closing Date to but excluding the initial Underlying Note Interest Payment Date.

      "Investment Company Act": The U.S. Investment Company Act of 1940, as amended.

      "Luxembourg Authorized Newspaper": The Luxembourg Wort or any other newspaper that is (1) printed in an official language of Luxembourg, (2) customarily published on each day that is a business day in Luxembourg and (3) in general circulation in Luxembourg.

      "Maximum Reimbursable Amount":  $o.

      "Moody's":  Moody's Investors Service, Inc. or any successor thereto.

      "Non-Filing Event": An Underlying Issuer of Underlying Notes representing 10% or more of the aggregate principal amount of all Underlying Notes is, at any time, not filing periodic reports with the Commission under the Exchange Act, in the case of a Reporting Company, or is not making its information publicly available, in the case of a GSE, and, in any such case, the obligations of such Underlying Issuer are not (1) fully and unconditionally guaranteed by an Eligible Issuer (and all of the requirements of Rule 3-10 of Regulation S-X are satisfied) or (2) assumed by an Eligible Issuer.

      "Officer's Certificate": A certificate signed by one or more Executive Officers of the Depositor, as specified in this Agreement, and delivered to the Trustee.

      "Opinion of Counsel": A written opinion of counsel, who may, except as otherwise expressly provided in this Agreement, be counsel for the Depositor, reasonably acceptable to the Trustee.

      "Outstanding": As of any date of determination, all Certificates theretofore authenticated and delivered under this Agreement, except:

            (1) Certificates theretofore canceled by the Certificate Registrar or delivered to the Trustee for cancellation; and

            (5) Certificates in exchange for or in lieu of which other Certificates have been authenticated and delivered pursuant to this Agreement, unless proof satisfactory to the Trustee is presented that any such Certificates are held by a bona fide purchaser in whose hands such Certificates represent beneficial ownership interests in the assets of the Trust; and

            (6) Certificates whose Certificate Principal Balance has been reduced to zero in accordance with the terms of this Agreement.

      "Paying Agent":  As defined in Section 5.09.

      "Person": Any individual, corporation, partnership, limited liability company, joint venture, association, joint stock company, trust (including any beneficiary thereof), unincorporated organization or government or any agency or political subdivision thereof.

      "Predecessor Certificate": With respect to any particular Certificate, every previous Certificate evidencing all or a portion of the same undivided beneficial ownership interests as those evidenced by such particular Certificate; and, for the purpose of this definition, any Certificate authenticated and delivered under Section 5.04 in lieu of a lost, destroyed or stolen Certificate shall be deemed to evidence the same undivided beneficial ownership interests as the lost, destroyed or stolen Certificate.

      "Proceeding": Any suit in equity, action at law or other judicial or administrative action or proceeding.

      "Publicly Offered Securities": Securities that satisfy the requirements of 29 C.F.R. ss. 2510.3-101(b)(2).

      "Rating Agencies":  Moody's, S&P and Fitch.

      "Rating Agency Condition": With respect to any action taken or to be taken under this Agreement, written confirmation from each Rating Agency to the Depositor, the Trustee and the Administrative Agent that an immediate withdrawal or reduction of its then current rating of the Outstanding Certificates from such Rating Agency will not occur as a result of such action.

      "Record Date": With respect to a distribution of interest to Certificateholders on a Regular Distribution Date other than the Final Scheduled Distribution Date, the ? and ? (whether or not a Business Day), as the case may be, immediately preceding such Distribution Date; and with respect to a distribution on a Special Distribution Date other than a Special Distribution Date resulting from the optional redemption of Underlying Notes, the calendar day (whether or not a Business Day) immediately preceding the date on which the Trustee received the related payment.

      "Regular Distribution Date": Any date, other than a Special Distribution Date, on which payments are received by the Trustee in respect of the Underlying Notes or, if that date is not a Business Day, the next succeeding Business Day.

      "Removal Event": A Downgrade Event, a Non-Filing Event and/or a Default Event.

      "Reporting Company": A Person that is subject to the periodic informational reporting requirements of the Exchange Act.

      "Responsible Officer": With respect to the Trustee or the Administrative Agent, as the context requires, any Vice President, Assistant Vice President, Secretary, Assistant Secretary or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer's knowledge of and familiarity with the particular subject.

      "Securities Act":  The U.S. Securities Act of 1933, as amended.

      "Securities Intermediary": As defined in Section 3.05(c).

      "Special Distribution Date":  As defined in Section 4.01(b).

      "State": Any one of the 50 states of the United States or the District of Columbia.

      "S&P": Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. or any successor thereto.

      "TIA":  The U.S. Trust Indenture Act of 1939, as amended.

      "Transfer": With respect to the Underlying Notes or other Trust Property, to sell, convey, assign, transfer, create, grant a pledge or other lien upon and a security interest in and right of setoff against, deposit, set over, contribute and confirm to the Trustee pursuant to this Agreement; and the terms "Transferred" and "Transferring" have the meanings correlative to the foregoing. A Transfer of any Underlying Notes or of any other instrument shall include all rights, powers and options (but none of the obligations) of the Transferring party thereunder, including the first priority and continuing right to claim for, collect, receive and give receipt for principal, premium, if any, and interest payments in respect of such Underlying Notes and all other moneys payable thereunder, to give and receive notices and other communications, to make waivers or other agreements, to exercise all rights and options, to bring Proceedings in the name of the Transferring party or otherwise, and generally to do and receive anything that the Transferring party is or may be entitled to do or receive thereunder or with respect thereto.

      "Trust": Core Investment Grade Bond Trust II, the trust created by this Agreement.

      "Trust Expenses": The sum of: (1) Trustee Fees; (2) fees and expenses relating to preparing, filing, printing and delivering prospectuses, reports and other information relating to the Trust under the Securities Act or the Exchange Act (including the fees and disbursements of the Trust's counsel and accountants); and (3) fees charged by the Rating Agencies with respect to their ratings of the Certificates.

      "Trust Property":  As defined in Section 3.01.

      "Trustee": The Bank of New York, a New York corporation, or any co-trustee appointed pursuant to Section 8.10, until a successor Person shall have become the Trustee pursuant to the applicable terms of the Trust Agreement, and thereafter "Trustee" shall mean such successor Person.

      "Trustee Fees":  As defined in Section 8.05(a).

      "UCC": The Uniform Commercial Code as in effect in the relevant jurisdiction.

      "Underlying Issuer":  Each issuer of Underlying Notes.

      "Underlying Notes": The Underlying Notes specified on Schedule I, subject to removal from the assets of the Trust upon the occurrence of a Removal Event, an event specified in Section 3.10 or the optional redemption of Underlying Notes by the related Underlying Issuer.

      "Underlying Note Accrual Period": The Initial Underlying Note Accrual Period and each period from and including an Underlying Note Interest Payment Date to but excluding the next succeeding Underlying Note Interest Payment Date.

      "Underlying Note Agreement": The indenture, fiscal agency agreement or other agreement under or pursuant to which a particular Underlying Note is issued by the related Underlying Issuer.

      "Underlying Note Interest Payment Date":  As specified in Schedule I.

      "Underlying Note Interest Rate":  As specified in Schedule I.

      "United States": The United States of America (including the States), its territories, its possessions and other areas subject to its jurisdiction.

      "U.S. Person": A citizen or resident of the United States, a corporation, partnership or other entity created or organized in or under the laws of the United States or any political subdivision thereof, an estate the income of which is subject to United States federal income taxation regardless of its source or a trust if (i) a U.S. court is able to exercise primary supervision over the trust's administration and (ii) one or more U.S. persons have the authority to control all of the trust's substantial decisions.

      Certain additional defined terms have the meanings assigned thereto in other terms hereof.

      Section 1.02. Rules of Construction. Unless the context otherwise requires:

            (a) a term has the meaning assigned to it;

            (b) an accounting term not otherwise defined has the meaning assigned to it in accordance with generally accepted accounting principles as in effect in the United States from time to time;

            (c) "or" is not exclusive;

            (d) the words "herein," "hereof," "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section or other subdivision;

            (e) "including" means including without limitation; and

            (f) words in the singular include the plural and words in the plural include the singular.

      Section 1.03. Article and Section References. All Article and Section references used in this Agreement, unless otherwise provided, are to Articles and sections in this Agreement. Any reference to "this Section" appearing within a particular paragraph of a Section is a reference to such Section as a whole.

                                  ARTICLE II

                DECLARATION OF TRUST; ISSUANCE OF CERTIFICATES

      Section 2.01. Creation and Declaration of Trust; Assignment of Underlying Notes.

      (a) Depositor, concurrently with the execution and delivery of this Agreement, Transfers to the Trustee, on behalf and for the benefit of the Certificateholders, without recourse, all the right, title and interest of the Depositor, including any security interest therein, in, to and under (i) the Underlying Notes, (ii) the Certificate Account, including all income from the investment of funds therein, (iii) all payments on or under and all proceeds of any of the foregoing (including all proceeds of the conversion thereof, voluntary or involuntary, into cash or other liquid property, all cash proceeds, accounts, accounts receivable, notes, drafts, acceptances, chattel paper, checks, deposit accounts, insurance proceeds, condemnation awards, causes of action, rights to payment of any and every kind and other forms of obligations, receivables, instruments and other property which at any time constitute all or part of or are included in the proceeds of any of the foregoing) and (iv) all other assets included or to be included in the Trust Property.

      (b) In connection with the Transfer referred to in Section 2.01(a), the Depositor shall, on the Closing Date, either (i) deposit the Underlying Notes in definitive, physical form with the Trustee by physical delivery of such Underlying Notes, duly endorsed and accompanied by all necessary Transfer documents, to the Trustee, (ii) cause the Underlying Notes represented by global securities (other than those Underlying Notes issued by GSEs, if any) to be transferred to the Trustee on the books and records of the applicable Depositary and its participants or (iii) cause any Underlying Notes issued by GSEs that are represented by global securities to be transferred to the Trustee in the book-entry records of the Federal Reserve Bank of New York ("FRBNY").

      (c) The Depositor's Transfer of the Underlying Notes to the Trustee accomplished by this Agreement is absolute and is intended by the parties hereto as a sale as further provided in Section 3.04.

      Section 2.02. Entry into Agency Agreement. Prior to the execution of this Agreement, the Depositor shall have entered into the Agency Agreement with the Certificates Agents.

      Section 2.03. Acceptance by Trustee. The Trustee acknowledges its receipt of the Underlying Notes and the related documents referred to in
Section 2.01 and declares that it will hold such assets and all other assets comprising the Trust Property in trust for the exclusive benefit of all present and future Certificateholders and for the purposes and subject to the terms and conditions set forth in this Agreement, including the Trustee's obligations to make distributions to the Certificateholders in accordance with
Section 4.01.

      Section 2.04. Agreement to Execute, Authenticate and Deliver Certificates. The Trustee agrees and acknowledges that it will, concurrently with its receipt of the Underlying Notes and the execution and delivery by the Depositor of this Agreement, duly execute, authenticate and deliver to or upon the order of the Depositor, in exchange for the Underlying Notes and such other assets constituting the Trust Property, Certificates in authorized denominations evidencing beneficial ownership of the entire Trust Property, all in accordance with the terms and conditions of this Agreement.

                                  ARTICLE III

              TRUST POWERS; ADMINISTRATION OF THE TRUST PROPERTY

      Section 3.01. Trust Property. The "Trust Property" will consist of (i) the Underlying Notes and all payments on or collections in respect of such Underlying Notes and (ii) all Eligible Investments and all funds from time to time deposited in segregated accounts held by the Trustee in trust for the benefit of the Certificateholders other than the Expense Reserve Account.

      Section 3.02. Administration of the Trust. (a) Except as otherwise specified herein, the Trustee shall administer the Trust Property for the benefit of the Certificateholders. In administering the Trust Property, the Trustee shall follow the collection procedures specified in the Underlying Notes and shall perform all other duties set forth herein. The duties of the Trustee shall be performed in accordance with applicable law.

      (b) Subject to Article VIII, the Trustee is hereby authorized to perform, and from time to time hereafter, shall perform only those acts which are described in this Agreement as obligations of the Trustee. Notwithstanding the generality of the foregoing, the Trustee is hereby specifically authorized to do the following on behalf of the Trust: to accept delivery of the Underlying Notes; to execute, authenticate and deliver the Certificates; to establish and maintain the Certificate Account hereunder; to pledge the Trust Property to secure the obligations of the Trust; to make Eligible Investments pursuant to Section 3.06; and to make distributions pursuant to Article IV.

      (c) Notwithstanding anything to the contrary herein, the Trustee shall not permit the Trust to engage in any business or activities other than receiving and holding the Underlying Notes or other Trust Property as provided herein in trust for the benefit of Certificateholders, issuing the Certificates, making Eligible Investments in accordance with Section 3.06 and distributions pursuant to Article IV and performing its duties set forth herein; provided, that the Trustee shall not permit the Trust to engage in any business or activity which will cause it to be required to be registered under the Investment Company Act or which would cause the Trust to be taxed as an association or publicly traded partnership taxable as a corporation or otherwise alter the classification of the Trust for U.S. Federal income tax purposes.

      (d) The Trustee shall not Transfer the Underlying Notes or other Trust Property, or any interest of the Trust therein, to any Person or Persons, except to a successor trustee as provided in Section 8.08 or as otherwise expressly specified hereunder. This Section 3.02(d) shall not be construed to prohibit Transfers of the Certificates or removal of any Underlying Notes from the Trust Property as expressly specified herein. In addition, the Trustee shall not acquire any asset or make any investment except as contemplated within the definition of Trust Property.

      (e) The Trustee shall be legally entitled to exercise all of the rights, powers and privileges as a registered holder or beneficial owner of the Underlying Notes, subject to the provisions of this Agreement. However, neither the Trustee (except as specifically provided herein or in the TIA) nor the Depositor shall be under any obligation whatsoever to appear in, prosecute or defend any Proceeding in respect of Underlying Notes or Certificates.

      (f)   The Trustee shall not take any action that is reasonably likely to
(i) impair the interests of the Trust in any Underlying Notes or any other Trust Property, (ii) impair the value of any Underlying Notes or any other Trust Property, (iii) require the Trust to be registered under the Investment Company Act or (iv) cause the Trust to be taxed as a corporation or publicly traded partnership taxable as a corporation or otherwise alter the classification of the Trust for U.S. Federal income tax purposes, and the Trustee shall not fail to take any action that is reasonably likely to avoid any of the matters referred to in clause (i), (ii), (iii) or (iv) above.

      Section 3.03. Collection of Certain Underlying Note Payments. The Trustee shall use its best efforts to collect all payments required to be made by each Underlying Issuer pursuant to the terms of its Underlying Notes in a manner consistent with the terms of such Underlying Notes.

      Section 3.04. Sale. The parties hereto agree and intend that the Transfer of Underlying Notes to the Trust by the Depositor and all proceeds thereof shall be treated as a sale and purchase by the Trust and not as a loan or a pledge to secure a loan. If for any reason such Transfer is deemed to be as a loan or a pledge to secure a loan, the parties intend that this Agreement shall be a security agreement pursuant to which there shall be deemed to have been granted to the Trustee a security interest in all right, title and interest in and to the Underlying Notes and to the obligation to the Trustee for Trust Expenses specified herein. If the Trust terminates prior to the satisfaction of the claims of any Certificateholder under any Certificate, the security interest created hereby shall continue in full force and effect and the Trustee shall be deemed to be the collateral agent for the benefit of such Certificateholder.

      Section 3.05. Certificate Account. (a) The Trustee shall establish a Certificate Account. The Trustee, on behalf of the Certificateholders, shall possess all right, title and interest in and to all funds on deposit from time to time in the Certificate Account and in all proceeds thereof, subject to the payment of Trust Expenses as specified herein. The Certificate Account shall be under the sole dominion and control of the Trustee. The Trustee shall deposit or cause to be deposited in the Certificate Account all amounts collected with respect to the Underlying Notes, including:

            (i) all payments received by the Trustee on account of principal of the Underlying Notes;

            (ii) all payments received by the Trustee on account of premium (if any) on the Underlying Notes;

            (iii) all payments received by the Trustee on account of interest on the Underlying Notes; and

            (iv) payments in the nature of penalties, late payment charges or assumption fees received by the Trustee in respect of any Underlying Notes.

The Trustee shall also deposit or cause to be deposited in the Certificate Account all payments received in respect of any Eligible Investments.

      If, at any time, the Certificate Account is not an Eligible Account, the Trustee shall, within five Business Days (or such longer period, not to exceed 30 calendar days, so long as the Rating Agency Condition is met), establish a new Certificate Account meeting the conditions specified above and the Trustee shall, within five Business Days after establishing a new Certificate Account, transfer any cash and any investments on deposit in the Certificate Account to such new Certificate Account, and from the date such new Certificate Account is established it shall be the Certificate Account for purposes of this Agreement.

      (b) The Trustee shall give notice to the Depositor of the location of each Eligible Account constituting the Certificate Account prior to any change thereof.

      (c)

            (i) The Trustee hereby confirms the following with respect to the Certificate Account: (A) the Certificate Account shall be a "securities account" within the meaning of Section 8-501 of the UCC to which financial assets are or may be credited, (B) the Trustee shall act in the capacity of a "securities intermediary" within the meaning of
      Section 8-102(a)(14) of the UCC (in such capacity, the "Securities Intermediary") with respect to the Certificate Account, (C) the Securities Intermediary shall treat the Trustee as the sole "entitlement holder" within the meaning of Section 8-102(a)(7) of the Certificate Account and the sole Person entitled to exercise the rights that comprise any financial asset credited to the Certificate Account, and
      (D) all securities, securities entitlements, financial assets and other investment property shall be credited by the Securities Intermediary to the Certificate Account as provided herein.

            (ii) The Securities Intermediary hereby agrees that each item of property (whether investment property, financial assets, securities, or instruments) credited to the Certificate Account (other than cash) shall be treated as a "financial asset" within the meaning of Article 8-102(a)(9) of the UCC. On the day on which any funds are deposited in the Certificate Account, the Securities Intermediary shall either distribute such funds in accordance with Section 4.01 hereof or, as applicable, invest such funds in Eligible Investments, in accordance with Section 3.06 hereof.

            (iii) Notwithstanding anything to the contrary and for the avoidance of doubt, if at any time the Securities Intermediary shall receive any notification or entitlement order from the Trustee directing it to transfer or redeem any financial asset or other property relating to the Certificate Account, the Securities Intermediary shall comply with such notification or other entitlement order without further consent by the Depositor or any other Person.

            (iv) The Securities Intermediary's jurisdiction (as defined in
      Section 8-110 of the UCC) shall be the State of New York.

            (v) The Trust Property and any other property to be deposited in, or credited to, the Certificate Account shall be delivered as follows (terms used in the following provisions that are not otherwise defined are used as defined in Article 8 of the UCC):

            (1) in the case of each certificated security (other than a clearing corporation security (as defined below)) or instrument, by:

                        (A) the delivery of such certificated security or
                  instrument to the Securities Intermediary registered in the name of the Securities Intermediary or its affiliated nominee or endorsed to the Securities Intermediary or in blank,

                        (B) the Securities Intermediary continuously
                  indicating by book-entry that such certificated security or instrument is credited to the Certificate Account, and

                        (C) the Securities Intermediary maintaining continuous
                  possession of such certificated security or instrument in the State of New York;

            (2) in the case of each uncertificated security (other than a clearing corporation security (as defined below)), by causing:

                        (A) such uncertificated security to be continuously
                  registered on the books of the issuer thereof to the Securities Intermediary, and

                        (B) the Securities Intermediary continuously
                  indicating by book-entry that such uncertificated security is credited to the Certificate Account;

            (3) in the case of each security in the custody of or maintained on the books of a clearing corporation or its nominee (a "clearing corporation security"), by causing:

                  (A) the relevant clearing corporation to credit such clearing corporation security to the securities account of the Securities Intermediary, and

                  (B) the Securities Intermediary continuously indicating by book-entry that such clearing corporation security is credited to the Certificate Account;

            (4) in the case of each security issued or guaranteed by the United States of America or agency or instrumentality thereof and that is maintained in book-entry records of the FRBNY (a "government security"), by causing:

                        (A) the creation of a security entitlement to such
                  government security by the credit of such government security to the securities account of the Securities Intermediary at the FRBNY, and

                        (B) the Securities Intermediary continuously
                  indicating by book-entry that such government security is credited to the Certificate Account; and

            (5) in the case of each security entitlement not governed by clauses (1) through (4) above, by:

                        (A) causing a securities intermediary (x) to indicate
                  by book-entry that the underlying "financial asset" (as defined in Section 8-102(a)(9) of the UCC) has been credited to be the Securities Intermediary's securities account, (y) to receive a financial asset from the Securities Intermediary or acquiring the underlying financial asset for the Securities Intermediary, and, in either case, accepting it for credit to the Securities Intermediary's securities account or (z) to become obligated under other law, regulation or rule to credit the underlying financial asset to the Security Intermediary's securities account,

                        (B) the making by such securities intermediary of
                  entries on its books and records continuously identifying such security entitlement as belonging to the Securities Intermediary and continuously indicating by book-entry that such securities entitlement is credited to the Securities Intermediary's securities account, and

                        (C) the Securities Intermediary continuously
                  indicating by book-entry that such security entitlement (or all rights and property of the Securities Intermediary representing such securities entitlement) is credited to the Certificate Account.

      Section 3.06. Investment of Funds in the Accounts. The Trustee shall invest all uninvested funds in the Certificate Account or any other segregated account the content of which is held for the benefit of the Trust (each, an "Account") in Eligible Investments of the type specified in clause (2) of the definition thereof prior to the close of business on the Business Day such funds are deposited in any such Account. The Trustee or any such depository institution shall be required to hold such Eligible Investments to maturity unless any such investments shall (x) no longer qualify as Eligible Investments (as determined by the Administrative Agent) or (y) be payable on demand.

      Section 3.07. Access to Certain Documentation. The Trustee shall provide to any regulatory authority that may exercise authority over the Depositor or any Certificateholder access to the documentation regarding the Underlying Notes required by applicable laws and regulations. Such access shall be afforded without charge, but only upon reasonable request and during normal business hours at the offices of the Trustee designated by it. In addition, access to the documentation regarding the Underlying Notes will be provided to the Depositor or any Certificateholder upon request during normal business hours at the Corporate Trust Office of the Trustee at the expense of the Person requesting such access.

      Section 3.08. Removal of Underlying Notes Upon a Removal Event. (a) If a Removal Event with respect to any Underlying Note or the related Underlying Issuer has occurred, then the Trustee, within two Business Days following its receipt of written notice from the applicable Underlying Note indenture trustee or fiscal agent or its actual knowledge of a payment default, in the case of a Default Event, or its receipt of written notice from the Administrative Agent, in the case of a Downgrade Event or a Non-Filing Event, will deliver to the Certificateholders notice of the applicable Removal Event in the form specified in Annex A hereto in accordance with Section 4.02(b) and, within twelve Business Days following its receipt of any such written notice or its actual knowledge of a payment default, will remove the related Underlying Notes from the Trust Property and, subject to Section 3.08(b), will distribute such Underlying Notes to the Certificateholders on a pro rata basis (based on their respective Fractional Undivided Interests) and the Certificate Principal Balance of each Certificate will be reduced by an amount equal to the pro rata share of the principal amount of such Underlying Notes. In such cases, (i) the Trustee will decrease the Certificate Principal Balance of a Global Certificate to reflect such reduction or (ii) Certificateholders holding Certificated Certificates will be required to deliver the same to the Corporate Trust Office of the Trustee, whereupon the Trustee will execute, authenticate and deliver to such Certificateholders (without any service charge) new Certificated Certificates of authorized denominations for the remaining Certificate Principal Balance and will deliver a pro rata share of such Underlying Notes or the sale proceeds specified in Sections 3.08(b) and
(c) and 3.09, as required, to such Certificateholders.

      (b) If, following a Removal Event, an individual Certificateholder shall notify the Trustee by delivering to the Trustee a notice substantially in the form attached hereto as Annex B, within three Business Days of its receipt of notice of such Removal Event from the Trustee, that it irrevocably elects to sell its pro rata share of the related Underlying Notes, then the Trustee shall deliver such Underlying Notes to the Administrative Agent for sale. The Administrative Agent shall then use its reasonable efforts to sell each such Certificateholder's pro rata share of the related Underlying Notes and deliver the proceeds received in connection with such sale (less any Administrative Agent Fee (as herein defined)), if any, to the Trustee for distribution to each applicable Certificateholder. Any such sale and distribution of proceeds will be made in accordance with Section 3.09.

      (c) If the Trustee cannot distribute the related Underlying Notes that are to be distributed to Certificateholders upon the occurrence of a Removal Event as a result of the failure to satisfy the minimum authorized denomination requirements of such Underlying Notes, the Trustee will deliver such Underlying Notes to the Administrative Agent for sale on behalf of the related Certificateholders. Following such sale, the Administrative Agent will promptly deliver the proceeds received from such sale (without any deduction for any Administrative Agent Fee) to the Trustee for distribution to the applicable Certificateholders.

      Section 3.09. Sale Procedures Following a Removal Event. In connection with any sale of any Underlying Notes required pursuant to Section 3.08, the Administrative Agent will, on behalf of the applicable Certificateholders, use its reasonable efforts to sell such Underlying Notes to the highest of not less than three solicited bidders (which bidders may include the Administrative Agent and its Affiliates); provided, however, that neither the Administrative Agent nor any of its Affiliates shall be obligated to bid for such Underlying Notes; provided, further, that the Administrative Agent shall use its reasonable efforts to solicit no less than three bids from financial institutions with invested assets or assets under management of at least $100 million that are not Affiliates of the Administrative Agent. If, in connection with the sale of any Underlying Notes for which one or more Certificateholders have elected to sell their respective pro rata shares thereof in accordance with Section 3.08(b), the Administrative Agent receives less than three such bids prior to the close of business on the fifth Business Day after the Trustee has notified Certificateholders of the related Removal Event, the Administration Agent shall deliver the related aggregate principal amount of such Underlying Notes to the Trustee for distribution to such Certificateholder. If, in connection with the sale of any Underlying Notes pursuant to Section 3.08(c) hereof, the Administrative Agent receives less than three such bids prior to the close of business on the second Business Day following the Administrative Agent's receipt of all such Underlying Notes to be sold pursuant to Section 3.08(c), the Administrative Agent shall sell the related Underlying Notes to the highest bidder and deliver the proceeds received in connection with such sale (without any deduction for any Administrative Agent Fee) to the Trustee for distribution to the applicable Certificateholders. In the sole judgment of the Administrative Agent, bids may be evaluated on the basis of bids for all or a portion of the Underlying Notes to be sold or any other basis selected in good faith by the Administrative Agent. The proceeds of such sale will be allocated in the following order of priority: (i) to the Administrative Agent for its fee for its services for the sale of Underlying Notes pursuant to Section 3.08(b)(ii) equal to the product of the (1) the aggregate principal amount of the Underlying Notes so sold and
(2) o% (the "Administrative Agent Fee") and (ii) to the Certificateholders in the manner specified in Section 3.08. The Administrative Agent will deduct this fee from the gross proceeds received from any such sale.

      Section 3.10. Removal of Underlying Notes Upon Final Judgment. Upon the Trustee's receipt of written notice or its actual knowledge of any action brought under any U.S. Federal or State securities laws in respect of an Underlying Note of any Underlying Issuer, the Trustee shall promptly notify Certificateholders about the existence of such action and the Trustee's role, if any, in such action. Furthermore, as soon as practicable (but in no event later than twelve Business Days) following the Trustee's receipt of any written notice or its actual knowledge of a final judgment or decree granting a right of rescission with respect to an Underlying Note of an Underlying Issuer in connection with any action brought under any U.S. Federal or State securities laws in respect of such Underlying Note, the Trustee will remove all of the Underlying Notes of such Underlying Issuer, in whole and not in part, from the Trust Property and will distribute such Underlying Notes to the Certificateholders on a pro rata basis (based on their respective Fractional Undivided Interests) and the Certificate Principal Balance of each Certificate will be reduced by an amount equal to the pro rata share of the principal amount of such Underlying Notes. The removal of any Underlying Note pursuant to this Section 3.10 shall not be subject to or eligible for sale under
Section 3.09.

      Section 3.11. Administrative Agent Provisions. (a) The Administrative Agent undertakes to perform such duties and only such duties that are applicable to it as specifically set forth in this Agreement, and no implied covenants or obligations shall be read into this Agreement against the Administrative Agent. Any permissive right of the Administrative Agent enumerated in this Agreement shall not be construed as a duty.

      (b) Neither the Administrative Agent nor any of its directors, officers, employees or agents shall be liable, for any losses, costs or damages or otherwise, to the Trustee or the Certificateholders under any circumstances for any act or omission except for its willful misconduct, bad faith or gross negligence in the performance of duties specifically set forth in this Agreement; it being understood that:

            (i) the duties and obligations of the Administrative Agent shall be determined solely by the express terms of this Agreement and, in the absence of gross negligence, bad faith or willful misconduct on the part of the Administrative Agent, the Administrative Agent may conclusively rely upon any certificates or opinions furnished to the Administrative Agent as to the truth and correctness of any statements contained therein;

            (ii) the Administrative Agent shall not be personally liable for any action taken, suffered or omitted by a Responsible Officer or Responsible Officers of the Administrative Agent in good faith and reasonably believed by such Responsible Officer or Responsible Officers to be authorized or within the discretion or rights or powers conferred upon it by this Agreement; and

            (iii) except with respect to actions or duties required to be taken or performed, as applicable, by the Administrative Agent under the express terms of this Agreement, the Administrative Agent shall not be required to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties or in the exercise of any of its rights or powers under this Agreement.

      (c) Except as otherwise provided in Section 3.11(b):

            (i) the Administrative Agent may request and rely upon and shall be protected in acting or refraining from acting upon any resolution, Officers' Certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document reasonably believed by it to be genuine and to have been signed by the proper party or parties;

            (ii) the Administrative Agent may consult with counsel and any advice or Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it under this Agreement in good faith and in accordance with such advice or Opinion of Counsel;

            (iii) the Administrative Agent shall be under no obligation to institute, conduct or defend any Proceeding hereunder or in relation thereto, at the request, order or direction of any of the Certificateholders or otherwise;

            (iv) the Administrative Agent shall not be bound to make any investigation into the facts of matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, approval, bond or other paper or document believed by it to be genuine;

            (v) the Administrative Agent may execute any of the powers or perform any duties under this Agreement either directly or by or through Affiliates; and

            (vi) the Administrative Agent shall not be deemed to have notice or actual knowledge of any matter unless written notice thereof is received by the Administrative Agent at its office at Bank of America Corporate Center, Charlotte, North Carolina 28255, Attention: Debt Capital Markets.

      (d) The Administrative Agent may at any time resign and be discharged from its obligations and duties hereunder by giving written notice thereof to the Depositor. Upon receiving such notice of resignation, the Depositor shall as promptly as possible (and in any event within 45 calendar days after the date of such notice of resignation) appoint a successor Administrative Agent by written instrument, in duplicate, which instrument shall be delivered to the resigning Administrative Agent and to the successor Administrative Agent; provided, that the appointment of such successor satisfies the Rating Agency Condition. A copy of such instrument shall be delivered to the Certificateholders by the Depositor. If no such successor Administrative Agent shall have been so appointed and have accepted appointment within 45 calendar days after the giving of such notice of resignation, the resigning Administrative Agent may petition any court of competent jurisdiction for the appointment of a successor Administrative Agent.

      (e) The Depositor may remove the Administrative Agent at any time; provided, that the Depositor, in connection with any such removal, appoints a successor Administrative Agent by written instrument, in duplicate, which instrument shall be delivered to the Administrative Agent so removed and to the successor Administrative Agent; and, provided, further, that the appointment of such successor satisfies the Rating Agency Condition. A copy of such instrument shall be delivered to the Certificateholders by the Depositor.

      (f) Any resignation or removal of the Administrative Agent and appointment of a successor Administrative Agent pursuant to any of the terms of Section 3.11(d) or (e) shall not become effective until acceptance of appointment by the successor Administrative Agent as provided in Section 3.11(g).

      (g)   Any successor Administrative Agent appointed as provided in
Section 3.11(d) or (e) shall execute, acknowledge and deliver to the Depositor and its predecessor Administrative Agent an instrument accepting such appointment under this Agreement, and thereupon the resignation or removal of the predecessor Administrative Agent shall become effective and such successor Administrative Agent, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of the predecessor Administrative Agent under this Agreement, with the like effect as if originally named as Administrative Agent in this Agreement. The predecessor Administrative Agent shall deliver to the successor Administrative Agent all documents and statements held by it under this Agreement, and the Depositor and the predecessor Administrative Agent shall execute and deliver such instruments and do such other things as may reasonably be required for more fully and certainly vesting and confirming in the successor Administrative Agent all such rights, powers, duties and obligations. Upon acceptance of appointment by a successor Administrative Agent as provided herein, the Depositor shall transmit notice of the succession of such Administrative Agent under this Agreement to all Certificateholders.

      (h) Any corporation or association into which the Administrative Agent may be merged or converted or with which it may be consolidated, or any corporation or association resulting from any merger, conversion or consolidation to which the Administrative Agent shall be a party, or any corporation or association succeeding to the business of the Administrative Agent, shall be the successor of the Administrative Agent under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties to this Agreement, anything in this Agreement to the contrary notwithstanding.

                                  ARTICLE IV

                DISTRIBUTIONS AND REPORTS TO CERTIFICATEHOLDERS

      Section 4.01. Distributions. (a) On each Regular Distribution Date for the Certificates, the Trustee shall distribute the Available Funds in the Certificate Account in the following manner:

            (i) the Trustee will distribute the interest portion of Available
      Funds:

                  (1) first, to the Trustee for actual Trust Expenses, an aggregate amount not to exceed the Available Expense Amount for the Distribution Period applicable to such Regular Distribution Date;

                  (2) second, (x) to the extent the Available Expense Amount for such Distribution Period exceeds the actual Trust Expenses for such Distribution Period, to the Expense Reserve Account in the amount of such excess and (y) to the extent actual Trust Expenses for such Distribution Period exceed the sum of (a) the Available Expense Amount for such Distribution Period, (b) funds, if any, on deposit in the Expense Reserve Account and (c) the amount payable by the Depositor for such Distribution Period in accordance with
                  Section 8.05(a), to the Trustee for all remaining unpaid actual Trust Expenses for that Distribution Period;

                  (3) third, to the Certificateholders on a pro rata basis (based on their Fractional Undivided Interests); and

            (ii) the Trustee will distribute the principal portion of Available Funds to the Certificateholders on a pro rata basis (based on their Fractional Undivided Interests).

      All distributions made to Certificateholders pursuant to this Section 4.01(a) shall be made to (i) Certificateholders on the Record Date for a Regular Distribution Date other than the Final Scheduled Distribution Date or
(ii) Certificateholders against presentation and surrender of their Certificates on the Final Scheduled Distribution Date.

      On the Final Scheduled Distribution Date, the Certificate Principal Balance of each Certificate will be reduced on a pro rata basis (based on its Fractional Undivided Interest) with respect to payment of the principal amount of each Underlying Notes paid at its stated maturity, exclusive of any premium. In such cases, (i) the Trustee will decrease the Certificate Principal Balance of a Global Certificate to reflect the maturing Underlying Notes or (ii) Certificateholders holding Certificated Certificates will be required to deliver the same to the Corporate Trust Office of the Trustee, whereupon the Trustee will execute, authenticate and deliver to such Certificateholders (without any service charge) new Certificated Certificates of authorized denominations for any remaining Certificate Principal Balance and will also deliver the principal and any premium and interest so received on the maturing Underlying Notes.

      (b) If the Trustee receives a payment of principal of or premium or interest on an Underlying Note (i) after the due date for such payment as specified in such Underlying Note or (ii) upon the optional redemption of such Underlying Note by the related Underlying Issuer prior to the stated maturity of such Underlying Note, then the Trustee will distribute the amounts so received on the next succeeding Business Day (each, a "Special Distribution Date") to (x) Certificateholders on the Record Date for a Special Distribution Date resulting from the circumstances specified in clause (i) above or (y) Certificateholders against presentation and surrender of their Certificates on a Special Distribution Date resulting from the circumstances specified in clause (ii) above, in the manner specified in Sections 4.01(a)(i)(3) and 4.01(a)(ii). In the case described in clause (ii) above, the Certificate Principal Balance of each Certificate will be reduced on a pro rata basis (based on its Fractional Undivided Interest) with respect to the principal amount of each Underlying Note redeemed by the related Underlying Issuer prior to its stated maturity, exclusive of any premium. In such cases, (1) the Trustee will decrease the Certificate Principal Balance of a Global Certificate to reflect such redemption or (2) Certificateholders holding Certificated Certificates will be required to deliver the same to the Corporate Trust Office of the Trustee, whereupon the Trustee will execute, authenticate and deliver to such Certificateholders (without any service charge) new Certificated Certificates of authorized denominations for the remaining Certificate Principal Balance and will also deliver to such Certificateholders the principal and any premium and interest so received on the Underlying Notes so redeemed. In addition, in the event of any optional redemption of any Underlying Note by the related Underlying Issuer prior to the stated maturity of such Underlying Note, the Trustee shall notify the Depositary to decrease the beneficial ownership interests in each Global Certificate on a pro rata basis.

      Section 4.02. Reports to Certificateholders; Notices. (a) On the Business Day next succeeding each Distribution Date, the Trustee shall forward or cause to be forwarded to the Depositor and each Certificateholder a statement setting forth:

            (i) the amount of distributions to Certificateholders allocable to principal or interest portion of Available Funds or the amount of any premiums payable to Certificateholders on a Special Distribution Date resulting from the optional redemption of Underlying Notes;

            (ii) the aggregate Certificate Principal Balance at the close of business on such Distribution Date;

            (iii) the amount received by the Trustee on the related Underlying Notes for the applicable Underlying Note Accrual Period; and

            (iv) the aggregate principal amount of the Underlying Notes as of such Distribution Date and the weighted average interest rate per annum applicable to the Underlying Notes for the next succeeding Underlying Note Accrual Period.

      Within 60 days after each anniversary date of the issuance of the Certificates, the Depositor shall cause an independent public accounting firm to furnish a report to the Trustee to the effect that such firm has compared the information contained in the statements delivered to the Depositor and each Certificateholder pursuant to Section 4.02(a) with information contained in the accounts, records and computer systems for such period. The Depositor will cause a copy of each report delivered pursuant to this Section 4.02(a) to be delivered to the Rating Agencies at the same time it is delivered to the Trustee.

      In the case of information furnished pursuant to clause (i) above, any amount shall be expressed as a Dollar amount per minimum denomination of Certificates or for such other specified portion thereof. Within a reasonable period of time after the end of each calendar year, the Trustee shall furnish to each Person who at any time during each such calendar year was a Certificateholder a statement containing the information set forth in clause
(i) above, aggregated for such calendar year or the applicable portion thereof during which such Person was a Certificateholder, which statement shall contain sufficient information to allow Certificateholders to calculate their U.S. Federal income tax liability with respect to the Certificates. Such obligation of the Trustee shall be deemed to have been satisfied to the extent that substantially comparable information shall have been provided by the Trustee pursuant to any requirements of the Code as are from time to time in effect.

      (b) If there is a Removal Event with respect to any Underlying Note or Underlying Issuer and such Removal Event is actually known to the Trustee or the Trustee is required to remove any Underlying Note from the assets of the Trust in accordance with Section 3.10 hereof, the Trustee shall give notice to the Certificateholders thereof as promptly as practicable in the manner and to the extent provided in TIA Section 313(c). Such notice will set forth (i) the identity of the Underlying Issuer of the relevant Underlying Notes, (ii) the date and nature of such Removal Event, if any, including whether such Removal Event relates to the failure of such Underlying Issuer to pay the principal of or premium, if any, or interest on such Underlying Notes, (iii) whether the Trustee is required to remove such Underlying Note pursuant to Section 3.10 hereof, (iv) the aggregate principal amount of such Underlying Notes and the aggregate principal amount and weighted average interest rate per annum applicable to the remaining Underlying Notes, (v) the Certificate Principal Balance of each Certificate after the removal of such Underlying Notes from the Trust Property, (vi) the requirement that Holders of Certificated Certificates must deliver the same to the Trustee at its Corporate Trust Office to reflect a reduced Certificate Principal Balance in exchange for such Underlying Notes or the proceeds therefrom in accordance with Sections 3.08 and 3.09 and (vii) the then current rating of the Certificates by each applicable Rating Agency after taking such removal into account. In addition to delivering such notice, in the event of the occurrence of any such event requiring removal of any Underlying Note from the Trust Property, the Trustee shall notify the Depositary to decrease the beneficial ownership interests in each Global Certificate on a pro rata basis.

      (c) The Trustee will promptly deliver to the Certificateholders copies of all notices and communications it receives from any Underlying Issuer or the trustee or fiscal agent relating to any Underlying Notes, including notice of the optional redemption of any Underlying Notes by the related Underlying Issuer.

      (d) So long as the Certificates are listed on the Luxembourg Stock Exchange, notice shall be published in a Luxembourg Authorized Newspaper disclosing any change in the Co-Certificate Registrar or Paying Agent in Luxembourg.

      (e) Within 60 days after December 31 of each year, the Trustee shall mail a brief report dated as of such date that would comply with TIA Section 313(a) if the TIA were to apply to the Trust to (i) each Certificateholder as provided by TIA Section 313(c) and (ii) the Depositor. The Trustee also shall comply with TIA Section 313(b) as if such Section applied to the Trust.

      Section 4.03. Compliance with Tax Reporting and Withholding Requirements. The Trustee shall file or cause to be filed, within the time limits established by law, U.S. Federal and State income tax returns and information statements as a trust, the Certificateholders of which are treated as the owners thereof under Section 671 of the Code, for each of the Trust's taxable years. The Trust's taxable year shall be the calendar year. Notwithstanding any other provision of this Agreement to the contrary, the Trustee shall comply with all U.S. Federal withholding requirements (including any applicable exceptions thereto) respecting distributions to, or receipts of amounts on behalf of, Certificateholders. The consent of Certificateholders shall not be required for any such withholding. In the event that the Trustee does withhold any amount from any distribution to any Certificateholder pursuant to U.S. Federal withholding requirements, the Trustee shall indicate the amount so withheld in the statement required pursuant to Section 4.02.

      Section 4.04. Preservation of Information, Communications to Certificateholders. (a) The Trustee shall preserve, in as current a form as is reasonably practicable, the names and addresses of the Certificateholders contained in the most recent list furnished to the Trustee by the Certificate Registrar and the names and addresses of Certificateholders received by the Trustee in its capacity as Certificate Registrar, if applicable. The Trustee may destroy any list furnished to it by the Certificate Registrar as provided upon receipt of a new list.

      (b) Certificateholders shall have the right to communicate pursuant to TIA Section 312(b) with other Certificateholders with respect to their rights under this Agreement or under the Certificates.

      (c) Regardless of whether the TIA shall apply to this Agreement, the Depositor, the Trustee and the Certificate Registrar shall have the protections provided pursuant to TIA Section 312(c).

      Section 4.05. Exchange Act Reports. The Trustee will promptly deliver to Certificateholders copies of any reports filed with the Commission by the Depositor on behalf of the Trust in respect of the Certificates under the Exchange Act.

                                   ARTICLE V

                               THE CERTIFICATES

      Section 5.01. The Certificates. (a) There is hereby created a series of Certificates to be distinguished and known as Core Investment Grade Bond Trust II, Pass-Through Certificates. Each Certificate represents a Fractional Undivided Interest in the assets of the Trust. The aggregate Certificate Principal Balance of the Certificates shall initially be equal to $o. Certificates will be denominated in Dollars and issued in denominations of $1,000. No additional interests in the Trust other than the Certificates shall be issued hereunder, except in accordance with Section 5.04.

      (b) The Certificates will initially be issued as one or more Global Certificates in definitive, fully registered form without coupons, substantially in the form set forth in Exhibit A, and DTC will be the Depositary. Upon issuance, the Global Certificates will initially be deposited with the Trustee in its capacity as custodian on behalf of DTC. Such Global Certificates shall initially be registered in the name of Cede & Co. or another nominee designated by DTC. Global Certificates will clear and settle in book-entry only form through the facilities of one or more Depositaries. Unless and until it is exchanged in whole or in part for Certificates, a Global Certificate may not be transferred except as a whole by the Depositary for such Global Certificate to a nominee of such Depositary or by a nominee of such Depositary to such Depositary or another nominee of such Depositary or by such Depositary or any such nominee to a successor of such Depositary or a nominee of such successor. The Certificate Principal Balance of any Global Certificate may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for DTC for such Global Certificate, as provided in Section 5.01(d) hereof.

      (c) With respect to any transfer or exchange of Certificated Certificates, the Certificate Registrar shall register the transfer or exchange of any such Certificate without requiring any additional certification.

      (d) Interests of beneficial owners in a Global Certificate may be transferred in accordance with the rules and procedures of DTC and any other applicable Depositaries. In connection with any exchange of beneficial ownership interests in a Global Certificate for Certificated Certificates pursuant to Section 5.11(b), the Certificate Registrar shall reflect on its books and records the date of such exchange and a decrease in the Certificate Principal Balance of such Global Certificate in an amount equal to the Certificate Principal Balance of the beneficial ownership interests in such Global Certificate being exchanged for Certificated Certificates.

      Section 5.02. Execution, Authentication and Delivery. (a) The Certificates shall be executed on behalf of the Trust by the Trustee by one of its Responsible Officers. The signature of a Responsible Officer may be manual or facsimile. Certificates bearing the manual or facsimile signature of an individual who was, at any time, a Responsible Officer shall be valid, notwithstanding that such individual ceased to be a Responsible Officer prior to the execution, authentication and delivery of such Certificates or was not a Responsible Officer at the date of such Certificates.

      (b) Each Certificate shall be dated as of the date of its authentication.

      (c) Subject to Section 5.10(e), no Certificate shall be entitled to any benefit under this Agreement or be valid or obligatory for any purpose, unless there appears on such Certificate a certificate of authentication substantially in the form as contained in the form of Certificate attached to this Agreement as Exhibit A executed by the Trustee by the signature of one of its authorized signatories, which signature may be manual or facsimile, and such certificate upon any Certificate shall be conclusive evidence, and the only evidence, that such Certificate has been duly authenticated and delivered under this Agreement and is entitled to the benefits of this Agreement.

      Section 5.03. Registration; Registration of Transfer and Exchange. (a) The Trustee shall keep or cause to be kept, at its Corporate Trust Office, a register (the "Certificate Register") for the Certificates in which, subject to such reasonable regulations as it may prescribe, a transfer agent and registrar (which may be the Trustee) (the "Certificate Registrar") shall provide for the registration of Certificates and the registration of transfers and exchanges of Certificates. The Trustee is hereby initially appointed the Certificate Registrar for such purposes until the earlier to occur of (i) the appointment by the Depositor of a different Certificate Registrar, (ii) the resignation or termination of the Trustee and appointment of a successor trustee in accordance with Sections 8.07 and 8.08, in which case such successor trustee shall assume the duties of Certificate Registrar and (iii) the termination of the Trust and discharge of the Trustee's obligations under this Agreement in accordance with Article IX; provided, however, that the Depositor may appoint one or more Co-Certificate Registrars; provided, further, that for so long as the Certificates are listed on the Luxembourg Stock Exchange, a Co-Certificate Registrar shall be maintained in Luxembourg, which initially shall be The Bank of New York (Luxembourg) SA. Upon the resignation of any Certificate Registrar appointed by the Depositor pursuant to clause (i) above, the Trustee shall promptly appoint a successor Certificate Registrar or, in the absence of such appointment, assume the duties of Certificate Registrar.

      Upon (i) the appointment by the Depositor of a Certificate Registrar other than the Trustee, (ii) the appointment by the Depositor of any Co-Certificate Registrar or (iii) any change in the identity of the Certificate Registrar or any Co-Certificate Registrar, the Depositor will, in each case, give the Trustee written notice within three Business Days of any such appointment or change and of the location, and any change in the location, of the Certificate Register, and the Trustee shall have the right to rely upon a certificate executed on behalf of the Certificate Registrar by an Executive Officer thereof as to the names and addresses of the Certificateholders and the Certificate Principal Balance and number of each Certificate.

      Upon surrender for registration of transfer of any Certificate at the Corporate Trust Office of the Trustee, if the requirements of Section 8-401(1) of the UCC are met to the Trustee's satisfaction, the Trustee shall execute, authenticate and deliver, in the name of the designated transferee or transferees, one or more new Certificates of any authorized denomination of a like tenor and aggregate Certificate Principal Balance.

      (b) At the option of the Certificateholder, Certificates may be exchanged for other Certificates of any authorized denomination or denominations of like tenor and aggregate Certificate Principal Balance upon surrender of the Certificates to be exchanged at the Corporate Trust Office of the Trustee. Whenever any Certificates are so surrendered for exchange, the Trustee shall execute, authenticate and deliver the requested Certificates that the Certificateholder making the exchange is entitled to receive. Signatures must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Trustee, which requirements include membership or participation in the Security Transfer Agent Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Trustee in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

      (c) Every Certificate surrendered for registration of transfer or exchange shall be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar, duly executed, by the Certificateholder or his/her attorney duly authorized in writing, with such signature guaranteed by a commercial bank or trust company located, or having a correspondent located, in The City of New York or the city in which the Corporate Trust Office is located, or by a member firm of a national securities exchange, and such other documents as the Trustee may reasonably require.

      All Certificates issued upon any registration of transfer or exchange of Certificates shall constitute complete and indefeasible evidence of ownership in the Trust Property and be entitled to the same benefits under this Agreement as the Certificates surrendered upon such registration of transfer or exchange.

      No service charge shall be made to a Certificateholder for any registration of transfer or exchange of its Certificates, but the Trustee may require payment by the Certificateholders of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Certificates other than an exchange contemplated in Section 3.08(a), 3.10 or 4.01(b) not involving any transfer.

      Section 5.04. Mutilated, Destroyed, Lost and Stolen Certificates. If (i) any mutilated Certificate is presented to the Depositor and the Trustee or
(ii) the Depositor and the Trustee receive evidence to their satisfaction of the destruction, loss or theft of any Certificate, and there is delivered to the Depositor and the Trustee such security or indemnity as they may reasonably require to save each of them harmless, and neither the Depositor nor the Trustee receives notice that such Certificate has been acquired by a bona fide purchaser, then, in each case, the Trustee shall execute, authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of any authorized denomination or denominations of like tenor and Certificate Principal Balance, bearing a number not contemporaneously Outstanding, so that neither gain nor loss in interest shall result from such exchange or substitution.

      Upon the issuance of any new Certificate under this Section 5.04, the Trustee may require the payment by the Certificateholder of a sum sufficient to cover any tax or other governmental charge that may be imposed in respect thereto and any other reasonable expenses (including the reasonable fees and expenses of the Trustee) connected therewith.

      Every new Certificate issued pursuant to this Section 5.04 shall constitute complete and indefeasible evidence of ownership in the Trust Property, whether or not the destroyed, lost or stolen Certificate shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Agreement equally and proportionately with any and all other
Certificates, if any, duly issued thereunder.

      The terms of this Section 5.04 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Certificates.

      Section 5.05. Distributions in Respect of Certificates. (a) Distributions on a Certificate that are payable on a Regular Distribution Date other than the Final Scheduled Distribution Date or a Special Distribution Date (other than a Special Distribution Date resulting from the optional redemption of Underlying Notes) shall be made to the Person in whose name such Certificate (or one or more Predecessor Certificates) is registered at the close of business on the Record Date immediately preceding such Regular Distribution Date or Special Distribution Date, as the case may be. Distributions on Certificates on such Regular Distribution Date or Special Distribution Date, as the case may be, shall be made by check mailed to the address of the Certificateholder entitled thereto as such address shall appear in the Certificate Register. Distributions on Certificates on the Final Scheduled Distribution Date, on a Special Distribution Date resulting from the optional redemption of Underlying Notes or upon a removal of

Underlying Notes from the Trust Property under the circumstances prescribed in this Agreement shall be made in same-day funds against presentation and surrender of such Certificates to the Trustee at its Corporate Trust Office. Notwithstanding the foregoing, payments on Global Certificates shall be made in same-day funds on the applicable Distribution Date.

      (b) Subject to the terms of this Agreement to the contrary, each Certificate delivered under this Agreement upon transfer of or in exchange for or in lieu of any other Certificate shall carry the rights to amounts to be distributed that are accrued and undistributed, and to accrue, that were carried by such other Certificate.

      Section 5.06. Persons Deemed Owners. Subject to Section 5.05, prior to due presentment of a Certificate for registration of transfer, the Depositor, the Trustee and any agent of the Depositor or the Trustee may treat the Person in whose name any Certificate is registered as the owner of such Certificate for the purpose of receiving distributions on such Certificate and for all other purposes whatsoever, whether or not such Certificate be overdue, and none of the Depositor, the Trustee or any agent of the Depositor or the Trustee shall be affected by notice to the contrary.

      None of the Depositor, the Trustee or any agent of the Depositor or the Trustee will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of a Global Certificate or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

      Notwithstanding the foregoing, with respect to any Global Certificate, nothing herein shall prevent the Depositor, the Trustee or any agent of the Depositor or the Trustee from giving effect to any written certification, proxy or other authorization furnished by any Depositary, as a Holder, with respect to such Global Certificate or impair, as between such Depositary and owners of beneficial interests in such Global Certificate, the operation of customary practices governing the exercise of the rights of such Depositary (or its nominee) as Holder of such Global Certificate.

      Section 5.07. Cancellation. All Certificates presented and surrendered for payment, transfer or exchange shall, if surrendered to any Person other than the Trustee, be delivered to the Trustee and shall be promptly canceled by it. No Certificates shall be authenticated in lieu of or in exchange for any Certificates canceled as provided in this Section 5.07.

      Section 5.08. Currency of Distributions in Respect of Certificates. Distributions on the Certificates will be made in Dollars.

      Section 5.09. Appointment of Paying Agent. (a) The Trustee may appoint one or more paying agents (each, a "Paying Agent") with respect to the Certificates. Any such Paying Agent shall be authorized to make distributions to Certificateholders pursuant to this Agreement and shall report the amounts of such distributions to the Trustee. The Trustee may remove the Paying Agent if the Trustee determines in its sole discretion that the Paying Agent shall have failed to perform its obligations under this Agreement in any material respect or if the Paying Agent fails to satisfy the eligibility requirements set forth in paragraph (b) of this Section 5.09. The Trustee is hereby initially appointed a Paying Agent. So long as the Certificates are listed on the Luxembourg Stock Exchange, a Paying Agent shall be maintained in Luxembourg, which initially shall be The Bank of New York (Luxembourg) SA (the "Luxembourg Paying Agent"). Any Paying Agent shall be permitted to resign as Paying Agent upon 30 calendar days' written notice to the Trustee. In the event that the Trustee shall no longer be the Paying Agent and the Depositor has not appointed a co-Paying Agent, the Trustee shall appoint a successor or additional Paying Agent. The Trustee shall cause each such Paying Agent to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee that it will hold all sums, if any, held by it for distribution to the Certificateholders in an Eligible Account in trust for the benefit of the Certificateholders entitled thereto until such sums shall be distributed to such Certificateholders. The Paying Agent shall return all unclaimed funds to the Trustee within two years from the time such funds were first eligible to be claimed.

      (b) The Paying Agent shall at all times be a corporation or an association the combined capital and surplus of which is at least $200,000,000 and the long-term debt obligations of which are rated in one of the four highest categories assigned long-term debt obligations by each of the Rating Agencies and shall be subject to supervision or examination by U.S. Federal or State authority. If such corporation or association publishes reports of conditions at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then the combined capital and surplus of such corporation or association shall be deemed to be its combined capital and surplus as set forth in its most recent report of conditions so published. In the event that at any time the Paying Agent shall cease to be eligible in accordance with the terms of this Section 5.09(b), the Paying Agent shall release all Trust Property to the Trustee and then resign immediately. Upon such resignation, the Trustee shall act as Paying Agent until the appointment of a successor Paying Agent in accordance with Section 5.09(a).

      (c)   The terms of Sections 8.01, 8.02, 8.03 and 8.05(b) shall apply to
(i) the Trustee also in its role as Paying Agent, for so long as the Trustee shall act as Paying Agent and (ii) the Luxembourg Paying Agent so long as it shall act as such.

      Section 5.10. Authenticating Agent. (a) The Trustee may appoint any one or more Authenticating Agents (each, an "Authenticating Agent") with respect to the Certificates which shall be authorized to act on behalf of the Trustee in authenticating the Certificates in connection with the issuance, delivery and registration or transfer or exchange of the Certificates. Whenever reference is made in this Agreement to the authentication of Certificates by the Trustee or the Trustee's unit of authentication, such reference shall be deemed to include authentication on behalf of the Trustee by an Authenticating Agent. Each Authenticating Agent must be acceptable to the Depositor.

      (b) Any institution succeeding to the corporate agency business of any Authenticating Agent shall continue to be an Authenticating Agent without the execution or filling of any power or any further act on the part of the Trustee or such Authenticating Agent. An Authenticating Agent may at any time resign by giving notice of resignation to the Trustee and the Depositor. The Trustee may at any time terminate the agency of an Authenticating Agent by signing and delivery a written notice of termination to such Authenticating Agent and to the Depositor. Upon receiving such a notice of resignation or upon such a termination, or in case at any time an Authenticating Agent shall cease to be acceptable to the Trustee or the Depositor, the Trustee may appoint a successor Authenticating Agent. Subsequent to any such removal or resignation of the Authenticating Agent, the Trustee shall act as Authenticating Agent until a successor Authenticating Agent, if any, is appointed. Any successor Authenticating Agent, upon acceptance of its appointment hereunder, shall become vested with all the rights, powers and duties of its predecessor hereunder, with like effect as if originally named as an Authenticating Agent.

      (c) The Trustee agrees to pay to each Authenticating Agent from time to time reasonable compensation for its services under this Section 5.10.

      (d) The provision of Sections 8.01, 8.02 and 8.03 shall be applicable to any Authenticating Agent.

      (e) Pursuant to an appointment made under this Section 5.10, the Certificates may have endorsed thereon, in lieu of the Trustee's certificate of authentication, an alternate certificate of authentication in substantially the following form:

      "This is one of the Certificates referred to in the within-mentioned Trust Agreement.

            _________________________________
            as Authenticating Agent for the Trustee,

            By_______________________________
                  Authorized Signatory"

      Section 5.11. Issuance Matters. (a) The Certificates shall be issued on the Closing Date upon (i) deposit of the Underlying Notes into the Trust by the Depositor in exchange for all the Certificates and (ii) the due authentication by the Trustee of the Certificates in the form set forth in Exhibit A attached hereto.

      (b) Any Global Certificate representing Certificates shall be exchangeable for Certificated Certificates only if (i) the Depositary notifies the Depositor that it is unwilling or unable to continue as depositary for the Global Certificates or the Depositor determines that the Depositary is unable to continue as depositary, and the Depositor thereupon fails to appoint a successor Depositary within 60 calendar days or (ii) the Depositor, in its sole discretion, at any time determines not to have Certificates represented by Global Certificates. Any Global Certificate that is exchangeable pursuant to the preceding sentence will be exchangeable for Certificated Certificates of like tenor and

Certificated Principal Balance, in any authorized denomination or denominations and registered in the names of such Person or Persons as the Depositary shall direct. Upon such exchange, the Trustee shall execute and authenticate such Certificated Certificates and register the same in the name of, and deliver the same to, such Person or Persons consistent with Section 5.02.

      (c) Any Global Certificate representing Certificates shall bear a legend in substantially the following form:

           "This Certificate is a Global Certificate within the meaning of the Trust Agreement hereinafter referred to and is registered in the name of the Depositary or the nominee of a Depositary. This Certificate is exchangeable for Certificates registered in the name of a Person other than the Depositary or its nominee only in the limited circumstances described in the Trust Agreement, and may not be transferred except as a whole by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor of the Depositary or a nominee of such successor."

      (d) Each Person that purchases a Certificate will be deemed to represent that its acquisition of such Certificate will not constitute or result in a non-exempt prohibited transaction. In addition, in the event the Certificates do not constitute Publicly Offered Securities, each Person that purchases a Certificate on behalf of an employee benefit plan or other plan that is subject to the provisions of ERISA Section 406 or Section 4975 of the Code will be deemed to represent that:

            (i) the plan is so represented in this regard by a QPAM or INHAM (as those terms are defined in Prohibited Transaction Class Exemption ("PTE") 84-14 and PTE 96-23, respectively) and will be so represented for so long as such plan holds the related Certificate, and that the other conditions of PTE 84-14 or PTE 96-23 are and will at all times be satisfied,

            (ii) the conditions to the applicability of PTE 90-1, PTE 95-60 or PTE 91-38 are and will at all times be satisfied, or

            (iii) the conditions of another applicable exemption are and will at all times be satisfied,

such that in the case of clause (i), (ii) or (iii) above the applicable exemption applies to the purchase, continued holding and disposition of such Certificate, as well as to the underlying transactions of the Trust.

                                  ARTICLE VI

                                 THE DEPOSITOR

      Section 6.01. Representations and Warranties of the Depositor. (a) The Depositor represents and warrants to the Trustee that as of the Closing Date:

            (i) the Depositor is a limited liability company duly formed, validly existing and in good standing under the laws of the State of Delaware;

            (ii) the execution, delivery and performance of this Agreement by the Depositor will not violate the Depositor's Limited Liability Company Agreement or constitute a default under, or result in the breach or acceleration of, any contract, agreement or other instrument to which the Depositor is a party or by which the Depositor or any of its assets is bound;

            (iii) to the Depositor's knowledge, the Depositor has the full power and authority to enter into and consummate all transactions contemplated by this Agreement, has duly authorized the execution, delivery and performance of this Agreement and has duly executed and delivered this Agreement; and this Agreement, assuming due authorization, execution and delivery by the Trustee, will constitute a valid and legally binding obligation of the Depositor, enforceable against it in accordance with the terms hereof, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, receivership, moratorium or other laws relating to or affecting the rights of creditors generally or by general equity principles (regardless of whether such enforcement is considered in a proceeding in equity or at law); and

            (iv) to the Depositor's knowledge, the Depositor is not in violation, and the execution, delivery and performance of this Agreement by the Depositor will not constitute a violation, of any order decree of any court or any order or regulation of any U.S. Federal or State governmental agency having jurisdiction over the Depositor or any of its assets, which violation would reasonably be expected to materially and adversely affect the Depositor's duties and obligations under this Agreement.

      (b) It is the express intent of the parties hereto that the conveyance of the Underlying Notes by the Depositor to the Trustee be, and be construed as, a sale of the Underlying Notes by the Depositor and not a pledge of any Underlying Notes by the Depositor to secure a debt or other obligation of the Depositor. In the event that, notwithstanding the aforementioned intent of the parties, any Underlying Notes are held to be property of the Depositor, then it is the express intent of the parties that such conveyance be deemed a pledge of such Underlying Notes by the Depositor to the Trustee to secure a debt or other obligation of the Depositor. In connection with the grant of a security interest in any Underlying Notes, the Depositor hereby represents and warrants to the Trustee that as of the Closing Date:

            (i) In the event such Underlying Notes are held to be property of the Depositor, then this Agreement creates a valid and continuing security interest (as defined in the UCC) in such Underlying Notes in favor of the Trustee, which security interest is prior to all other liens, claims or other encumbrances and is enforceable as such against creditors of, and purchasers from, the Depositor;

            (ii) Such Underlying Notes have been credited to the Certificate Account and the Trustee has agreed to treat such Underlying Notes as "financial assets" within the meaning of the UCC;

            (iii) Immediately prior to the conveyance of such Underlying Notes to the Trust, the Depositor owned and had good and marketable title to such Underlying Notes free and clear of any lien, claim or other encumbrance of any Person;

            (iv) The Depositor has received all consents and approvals required by the terms of such Underlying Notes to the conveyance to the Trustee of its interest and rights in such Underlying Notes as contemplated by this Agreement;

            (v) The Depositor has taken all steps necessary to cause the Trustee to identify on its records that the Trustee, as the trustee of the Trust, is the Person having a security entitlement in the Certificate Account;

            (vi) The Depositor has not assigned, pledged, granted a security interest in, sold or otherwise conveyed any interest in such Underlying Notes (or, if any such interest has been assigned, pledged or otherwise encumbered, it has been released); the Depositor has not authorized the filing of and is not aware of any financing statements against the Depositor that includes a description of such Underlying Notes; and the Depositor is not aware of any judgment or tax lien filings against the Depositor; and

            (vii) The Certificate Account is not in the name of any Person other than the Trustee; and the Depositor has not consented to the compliance by the Trustee with entitlement orders of any Person other than the Trustee, as trustee of the Trust.

      Section 6.02. Breach of Representation or Warranty. Upon the Depositor's discovery of a breach of any representation or warranty of the Depositor set forth in Section 6.01 that materially and adversely affects the rights of the Certificateholders, the Depositor shall notify the Trustee of such breach and shall use its reasonable efforts to cure such breach in all material respects within five Business Days of its discovery.

      Section 6.03. Liability of the Depositor. The Depositor shall be liable in accordance with this Agreement only to the extent of the obligations specifically imposed upon it under this Agreement.

      Section 6.04. Limitation on Liability of the Depositor. (a) Unless otherwise expressly specified in this Agreement, the Depositor shall not be under any obligation to expend or risk its own funds, except to the extent of its obligation to pay any amount payable under Section 8.05(b) hereof, or otherwise incur financial liability in the performance of its duties thereunder or in the exercise of any of its rights or powers if reasonable grounds exist for believing that the repayment of such funds or adequate indemnity against such risk or liability is not assured to it.

      (b) The Depositor shall not have any liability, for any losses, costs or damages or otherwise, to the Trustee or the Certificateholders for any act or omission except for its willful misconduct, bad faith or gross negligence in the performance of duties specifically set forth in this Agreement. Notwithstanding anything to the contrary contained herein, the managers, officers, employees and agents of the Depositor shall not have any liability, for any losses, costs or damages or otherwise, to the Trustee or the Certificateholders for any act or omission, whether on their part or on the part of the Depositor or otherwise.

      The Depositor shall not be under any obligation to appear in, prosecute or defend any Proceeding; provided, however, that the Depositor may in its discretion undertake any such Proceeding which it may deem necessary or desirable with respect to this Agreement.

      (c) The sole obligor with respect to any Underlying Note is the Underlying Issuer thereof. The Depositor shall not have any obligation on or with respect to the Underlying Notes. The Depositor, in its capacity as the depositor of the Underlying Notes into the Trust under this Agreement, is not authorized to proceed against the Underlying Issuer of any Underlying Note upon the occurrence of a Default Event or otherwise or to assert the rights and privileges of Certificateholders (except to the extent the Depositor is otherwise a Certificateholder) and has no duty in respect thereof.

      Section 6.05. Depositor May Purchase Certificates. The Depositor or its Affiliates may at any time purchase Certificates in the open market or otherwise. Certificates so purchased by the Depositor may, at the discretion of the Depositor, be held or resold.

      Section 6.06. Preparation and Filing of Exchange Act Reports; Obligations of the Depositor. The Depositor, on behalf of the Trust, shall:

      (a) prepare, sign and file with the Commission, within the time period set forth below, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may from time to time by rules and regulations prescribe), if any, which the Depositor on behalf of the Trust may be required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act (collectively, "Exchange Act Reports") with respect to the Trust. The names of such Exchange Act Reports and the dates on which they are required to be filed with the Commission are as follows:

            (i) Form 8-K, within the time requirement prescribed by the Exchange Act if the filing of Form 8-K is necessary;

            (ii) Form 10-K, within the time requirement prescribed by the Exchange Act; and

            (iii) such other reports as may be required pursuant to Section 13 or 15(d) of the Exchange Act.

      (b) deliver to the Trustee, within 15 calendar days after the Depositor is required to file the same with the Commission, such additional information, documents and reports with respect to compliance by the Depositor with the conditions and covenants of this Agreement, if any, as may be required to be filed with the Commission from time to time by such rules and regulations;

      (c) deliver to the Trustee, which shall then transmit by mail to all Certificateholders described in TIA Section 313(c), in the manner and to the extent provided therein, such summaries of any information, documents and reports required to be filed by the Depositor and received pursuant to clauses
(a) and (b) of this Section 6.06, if any, as may be required by rules and regulations prescribed from time to time by the Commission;

      (d) prepare, sign and file with the Commission, if necessary appropriate or advisable, a Form 8-A under the Exchange Act; and

      (e) prepare and deliver to the Certificates Agents and other dealers such number of copies of the prospectus relating to the offer and sale of the Certificates as is reasonably requested by them and required to be delivered to purchasers of the Certificates under the Securities Act.

      Section 6.07. Preferential Collection of Claims Against Depositor. Irrespective of whether the TIA shall apply to this Agreement, the Trustee shall comply with TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent required by TIA Section 311(a).

                                  ARTICLE VII

                         RIGHTS OF CERTIFICATEHOLDERS

      Section 7.01. Voting Rights with Respect to Underlying Notes. (a) Within five Business Days after receipt of notice of any meeting of, or other occasion for the exercise of voting rights or the giving of consents or waivers by, registered holders of any of the Underlying Notes, the Trustee shall give notice to the Certificateholders setting forth (i) a record date established therefor by the Trustee, (ii) such information as is contained in such notice to registered holders of such Underlying Notes, (iii) a statement that the Certificateholders as of such record date will be entitled, subject to any applicable provision of law and any applicable terms of such Underlying Notes, to direct the Trustee as to the exercise of voting rights or giving of consents or waivers, if any, that the Trustee, as the registered holder of such Underlying Notes, is entitled to exercise or give, as the case may be, and (iv) a statement as to the manner in which instructions may be given to the Trustee.

      (b) The voting, consent or waiver rights allocable to the registered holders of Underlying Notes pursuant to the terms thereof will be allocated among the Certificateholders on a pro rata basis (based on their respective Fractional Undivided Interests) as of a record date established therefor by the Trustee, and upon the written direction of the Certificateholders, received on or before the record date established by the Trustee for such purpose, the Trustee shall, insofar as practicable and permitted under any applicable provision of law and any applicable provision of the related Underlying Notes, vote the principal amount of Underlying Notes that coincides with each such Certificateholder's Certificate Principal Balance in accordance with any nondiscretionary instruction set forth in the written direction of each such Certificateholder; provided, however, that neither the Trustee, in its capacity as such under this Agreement, nor any Certificateholder may (i) take any action that would affect the conditions under which Underlying Notes may be removed from Trust Property or (ii) declare an event of default in respect of any Underlying Notes or to waive any event of default thereunder. With respect to Underlying Notes issued outside of the United States and the United Kingdom, at the request of any Certificateholder, the Trustee will provide such Certificateholder with access to a provider of global proxy services (the cost of which shall be paid by such Certificateholder). If requested, other than providing access to such provider of global proxy services, the Trustee shall have no obligations with respect to voting such Underlying Notes.

      (c) In the absence of any written direction from the Certificateholders, the Trustee shall not exercise any voting, consent or waiver rights with respect to the Underlying Notes.

      (d) The Trustee shall endeavor to notify Certificateholders of such rights or discretionary actions or of the date or dates by when such rights must be exercised or such action must be taken provided that the Trustee has received, with respect to Underlying Notes issued in the United States and the United Kingdom, from the related Underlying Issuer, or, with respect to Underlying Notes issued in the United States, United Kingdom and in any other country, from one of the nationally or internationally recognized bond or corporate action services to which the Trustee subscribes, timely notice of such rights or discretionary corporate action or of the date or dates such rights must be exercised or such action must be taken. If the Trustee shall not actually receive such notice, the Trustee shall have no liability for failing to so notify Certificateholders.

      Section 7.02. Direction of Remedies. (a) The Holders of a majority in aggregate Certificate Principal Balance of the Outstanding Certificates shall have the right to direct any Proceeding for any remedy in respect of any Underlying Note available to the Trustee as the registered holder of such Underlying Note. The Certificateholders also have the right to direct the Trustee to direct any Proceeding for any remedy available to the applicable trustee of the Underlying Note Agreement under which any Underlying Note is issued.

      Notwithstanding anything to the contrary contained herein, upon request of any Certificateholder, the Trustee, on behalf of such Certificateholder, shall enforce any of the Trustee's rights under U.S. Federal or State securities laws as the purchaser of Underlying Notes from the related Underlying Issuers and shall promptly notify the Certificateholders that it has received such a request and is pursuing such enforcement.

      Section 7.03. Meetings of Certificateholders. Certificateholders may exercise any voting right, give any consent or direct the Trustee at a separate meeting of Certificateholders convened for that purpose or by written consent. The Trustee will mail to each Certificateholder a notice of any meeting at which the Certificateholders are entitled to vote or consent or notice of any matter upon which action by written consent of those Certificateholders is to be taken. Each such notice will include a statement setting forth the following information:

            (i) the date of the meeting or the date by which the action is to be taken;

            (ii) a description of any resolution proposed for adoption at the meeting on which the Certificateholders are entitled to vote or consent or of the matter upon which written consent is sought; and

      Section 7.04. Assignment. The Depositor and the Trustee, as purchasers of the Underlying Notes, hereby assign to the purchasers of the Certificates from the Trust any and all of their rights against the Underlying Issuers and the Debt Agents under the U.S. Federal and State securities laws as the purchaser of the Underlying Notes, including, but not limited to, any civil liability available to a purchaser of securities under Rule 10b-5 of the Exchange Act and Sections 11 and 12(a)(2) of the Securities Act.

                                 ARTICLE VIII

                            CONCERNING THE TRUSTEE

      Section 8.01. Duties of Trustee. (a) The Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Agreement. Any permissive right of the Trustee enumerated in this Agreement shall not be construed as a duty.

      (b) The Trustee, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Trustee which are specifically required to be furnished pursuant to any provision of this Agreement, shall examine them to determine whether they conform to the requirements of this Agreement. If any such instrument is found not to conform to the requirements of this Agreement, the Trustee shall take action as it deems appropriate to have the instrument corrected, and if the instrument is not corrected to the Trustee's satisfaction, the Trustee will provide notice thereof to the Depositor and the Certificateholders.

      (c) No provision of this Agreement shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own misconduct; provided, however, that:

            (i) the duties and obligations of the Trustee shall be determined solely by the express terms of this Agreement, the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Agreement, no implied covenants or obligations (except for a fiduciary duty to the beneficiaries of the Trust) shall be read into this Agreement against the Trustee and, in the absence of negligence, bad faith or willful misconduct on the part of the Trustee, the Trustee may conclusively rely upon any certificates or opinions furnished to the Trustee as to the truth and correctness of any statements contained therein;

            (ii) the Trustee shall not be personally liable for an error of judgment made in good faith by a Responsible Officer or Responsible Officers of the Trustee, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts;

            (iii) except with respect to actions or duties required to be taken or performed, as applicable, by the Trustee under the express terms of this Agreement, the Trustee shall not be required to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties or in the exercise of any of its rights or powers under this Agreement if there is reasonable ground for believing that the repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it; provided, however, that the Trustee agrees that the indemnification under Section 8.05 will provide reasonable assurance against such risk or liability;

            (iv) in the event that a Paying Agent or the Certificate Registrar shall fail to perform any obligation, duty or agreement in the manner or on the day required to be performed by such Paying Agent or Certificate Registrar, as the case may be, under this Agreement, the Trustee shall be obligated promptly upon its knowledge thereof to perform such obligation, duty or agreement in the manner so required; and

            (v) the Trustee shall not be personally liable for any indirect, special or consequential damages, or for loss of business or lost profits, regardless of the form of action and even if the same were foreseeable.

      Section 8.02. Certain Matters Affecting the Trustee. (a) Except as otherwise provided in Section 8.01:

            (i) the Trustee may request and rely upon and shall be protected in acting or refraining from acting upon any resolution, Officers' Certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document reasonably believed by it to be genuine and to have been signed by the proper party or parties;

            (ii) the Trustee may consult with counsel and, in connection with the preparation of the Trust's tax returns, accountants, and any advice or Opinion of Counsel or tax return prepared by accountants shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by the Trustee under this Agreement in good faith and in accordance with such advice or Opinion of Counsel or the filing of any tax return;

            (iii) except for the duties and obligations of the Trustee expressly created by this Agreement, the Trustee shall be under no obligation to exercise any of the trusts or powers vested in it by this Agreement or to institute, conduct or defend any Proceeding hereunder or in relation thereto, at the request, order or direction of any of the Certificateholders pursuant to the terms of this Agreement unless such Certificateholders or the Depositor shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby;

            (iv) the Trustee shall not be personally liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

            (v) the Trustee shall not be bound to make any investigation into the facts of matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, approval, bond or other paper or document believed by it to be genuine;

            (vi) the Trustee may execute any of the trusts or powers or perform any duties under this Agreement either directly or by or through agents, attorneys or custodians;

            (vii) the Trustee shall not be personally liable for any loss resulting from the investment of funds held in any Certificate Account pursuant to Sections 3.05 and 3.06;

            (viii) the Trustee shall not be deemed to have notice or actual knowledge of any matter unless (A) a Responsible Officer assigned to and working in the Corporate Trust Office has actual knowledge thereof or (B) written notice thereof is received by the Trustee at the Corporate Trust Office;

            (ix) the Trustee shall not be personally liable for its failure to act or delay in acting by reason of circumstances beyond its reasonable control, including without limitation, acts of God, acts of war or terrorism, earthquakes, fires, floods, civil or military disturbances, sabotage, epidemics, riots, interruptions, loss or malfunctions of utilities, computer (hardware or software) or communications services; and

            (x) the Trustee shall not be personally liable for any acts or omissions of the Depositary or the U.S. Federal Reserve Banks or any malfunction in connection with the book-entry system of the Depositary or the U.S. Federal Reserve Banks.

      (b) All rights of action under this Agreement or under any of the Certificates, enforceable by the Trustee, may be enforced by it without the possession of any of the Certificates, or the production thereof at the trial or other Proceeding relating thereto, and any Proceeding instituted by the Trustee shall be brought in its name for the benefit of all the Certificateholders, subject to the terms of this Agreement.

      Section 8.03. Limitation on Liability of Trustee. The Trustee assumes no responsibility for the correctness of the recitals contained in this Agreement, the Certificates or any document issued in connection with the sale of the Certificates (other than the signature and authentication on the Certificates in its capacity as Authentication Agent). The sole obligor with respect to any Underlying Note is the related Underlying Issuer. Except as set forth in Section 8.12, the Trustee makes no representations or warranties as to the validity or sufficiency of this Agreement, the Certificates (other than the signature and authentication on the Certificates), any Underlying Note or any related document. The Trustee shall not be accountable for the use or application by the Depositor of any of the Certificates or of the proceeds of such Certificates, or for the use or application of any funds paid to the Depositor in respect of the Underlying Notes. The Certificates do not represent interests in or obligations of the Trustee, and the Trustee shall not be responsible or accountable for any tax, accounting or other treatment proposed to be applied to the Certificates or any interest therein.

      Section 8.04. Trustee May Own Certificates. The Trustee, in its individual capacity or in any other capacity, may become the owner or pledgee of Certificates with the same rights it would have if it were not Trustee.

      Section 8.05. Trustee Fees and Expenses; Limited Indemnification; Expense Reserve Account. (a) As compensation for its services required hereunder and in payment of its expenses (including the fees and disbursements of its counsel) incurred in connection with the performance of such services, the Trustee shall be entitled to $o on each Regular Distribution Date (the "Trustee Fees"), which amount shall be payable solely from (x) the amounts deducted from Available Funds by the Trustee in accordance with Section 4.01(a)(i) hereof, (y) funds, if any, on deposit in the Expense Reserve Account and (z) the Depositor and/or the Certificateholders, as specified below. In the event that the Available Expense Amount exceeds actual Trust Expenses for the applicable Distribution Period, the Trustee shall deposit the excess into the Expense Reserve Account. In the event that actual Trust Expenses exceed the Available Expense Amount for the applicable Distribution Period, the Trustee shall apply funds, if any, on deposit in the Expense Reserve Account toward the payment of such actual Trust Expenses. In the event that actual Trust Expenses for the applicable Distribution Period shall remain outstanding after the application of funds, if any, on deposit in the Expense Reserve Account as aforesaid, then the Depositor shall be obligated to satisfy remaining actual Trust Expenses in an amount for that Distribution Period equal to $o minus the sum of the Available Expense Amount for that Distribution Period and funds on deposit in the Expense Reserve Account that the Trustee is required to apply or has applied, as the case may be, to the payment of actual Trust Expenses for that Distribution Period, and payments so made by the Depositor shall be reimbursed by Bank of America Corporation. All remaining excess actual Trust Expenses on any Regular Distribution Date shall be the responsibility of Certificateholders and shall be deducted from Available Funds by the Trustee in accordance with the provisions of Section 4.01(a)(i)(2)(y). Trust Expenses that are required to be paid by the Certificateholders will be allocated among them on a pro rata basis and deducted from each Certificateholder's allocable share of interest collections received by the Trustee on the applicable Regular Distribution Date.

      (b) The Trustee and any director, officer, employee or agent of the Trustee shall be indemnified by the Depositor and held harmless against any loss, liability or expense incurred in connection with any Proceeding relating to this Agreement or the Certificates or the performance of any of the Trustee's duties under this Agreement, other than any loss, liability or expense (i) that constitutes a specific liability of the Trustee under this Agreement or (ii) incurred by reason of willful misconduct, bad faith or negligence in the performance of the Trustee's duties hereunder or as a result of a breach or reckless disregard of the Trustee's obligations and duties hereunder (such loss, liability or expense, other than as described in clauses
(i) and (ii) of this sentence, "Extraordinary Trust Expense"); provided, however, that with respect to any such Proceeding, (1) the Trustee shall have given the Depositor notice thereof promptly after the Trustee shall have knowledge thereof, (2) while maintaining control over its own defense in any such Proceeding, the Trustee shall consult with the Depositor in preparing such defense, (3) if any Person ever alleges such willful misconduct, bad faith or negligence by the Trustee, the indemnification provided for in this
Section 8.05(b) shall nonetheless be paid upon demand, subject to later adjustment or reimbursement, until such time as a court of competent jurisdiction enters a final judgment as to the extent and effect of the alleged willful misconduct, bad faith or negligence and (4) the Depositor shall in no event be obligated under this Agreement to indemnify the Trustee for any Extraordinary Trust Expense to the extent that such Extraordinary Trust Expense, when aggregated with all Extraordinary Trust Expenses previously indemnified, exceeds the Maximum Reimbursable Amount. In the event the Trustee is not indemnified by the Depositor in accordance with this Section 8.05(b), the Trustee shall nevertheless remain obligated to perform its duties under this Agreement.

      (c) The Trustee and the Depositor expressly acknowledge that the limited obligations of the Depositor to indemnify the Trustee pursuant to
Section 8.05(b) do not extend to amounts attributable to compensation for services or payment of expenses of the Trustee, which amounts are payable in full in accordance with Section 8.05(a).

      (d) On the Closing Date, the Trustee shall establish an Expense Reserve Account. Funds, if any, on deposit in the Expense Reserve Account shall be (x) held separate and apart from, and shall not be commingled with, any other moneys, including, without limitation, any moneys held by the Trustee pursuant to this Agreement, (y) invested by the Trustee in Eligible Investments and (z) deposited and withdrawn in accordance with the provisions of Section 8.05(a). The Certificates shall evidence ownership of the Expense Reserve Account for U.S. Federal income tax purposes and the Expense Reserve Account will not be treated as an asset of the Trust for any purpose. In the event that all actual Trust Expenses are paid in full upon the final distribution to Certificateholders of all amounts due in respect of the Underlying Notes, all funds on deposit in the Expense Reserve Account shall be distributed to the Certificateholders on a pro rata basis.

      Section 8.06. Eligibility Requirements for Trustee. (a) The Trustee shall at all times satisfy the requirements of TIA Section 310(a) and Section
(a)(4)(i) of Rule 3a-7 under the Investment Company Act. The Trustee hereunder shall at all times be a corporation which is not an Affiliate of the Depositor (but may have normal banking relationships with the Depositor or any obligor with respect to the Underlying Notes and their respective Affiliates) organized and doing business under the laws of any State or the United States, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $200,000,000 and subject to supervision or examination by U.S. Federal or State banking authorities, and the long-term debt obligations of which are rated in one of the four highest categories assigned long-term debt obligations by each of the Rating Agencies. If such corporation or association publishes reports of conditions at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then the combined capital and surplus of such corporation or association shall be deemed to be its combined capital and surplus as set forth in its most recent report of conditions so published. In the event that at any time the Trustee shall cease to be eligible in accordance with the terms of this Section 8.06, the Trustee shall resign immediately in the manner and with the effect specified in Section 8.07.

      (b) The Trustee shall comply with Section 310(b) of the TIA; provided, however, that there shall be excluded from the operation of TIA Section 310(b)(1) other outstanding debt securities of the Underlying Issuer if the requirements for such exclusion set forth in TIA Section 310(b)(1) are met.

      Section 8.07. Resignation or Removal of the Trustee. (a) Subject to the last sentence of this Section 8.07(a), the Trustee may at any time resign and be discharged from its obligations and duties hereunder by giving written notice thereof to the Depositor and to all Certificateholders. Upon receiving such notice of resignation, the Depositor shall as promptly as possible (and in any event within 45 calendar days after the date of such notice of resignation) appoint a successor Trustee by written instrument, in duplicate, which instrument shall be delivered to the resigning Trustee and to the successor Trustee. A copy of such instrument shall be delivered to the Certificateholders by the Depositor. If no such successor Trustee shall have been so appointed and have accepted appointment within 45 calendar days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee for the Certificates. Upon any appointment of a successor Trustee pursuant to this Section 8.07(a), the resigning Trustee shall be solely liable for (i) the payment of such successor Trustee's fees and expenses and (ii) provision of adequate indemnities satisfactory to such successor Trustee (it being understood that the indemnification obligations of the Depositor pursuant to
Section 8.05(b) shall inure to the benefit of such successor Trustee, but that any Extraordinary Trust Expense previously indemnified by the Depositor shall reduce the Maximum Reimbursable Amount with respect to such successor Trustee on a dollar-for-dollar basis). In the event that the Trustee fails to satisfy the conditions contained in clauses (i) and (ii) above, the Trustee may not resign pursuant to this Section 8.07(a).

      (b) If at any time the Trustee shall cease to be eligible in accordance with the terms of Section 8.06 and shall fail to resign after written request therefor by the Depositor, or if at any time the Trustee shall become incapable of acting, or shall be adjudged bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then the Depositor may remove the Trustee and appoint a successor Trustee by written instrument, in duplicate, which instrument shall be delivered to the Trustee so removed and to the successor Trustee. A copy of such instrument shall be delivered to the Certificateholders by the Depositor.

      (c) Any resignation or removal of the Trustee and appointment of a successor Trustee pursuant to any of the terms of this Section 8.07 shall not become effective until acceptance of appointment by the successor Trustee as provided in Section 8.08.

      Section 8.08. Successor Trustee. (a) Any successor Trustee appointed as provided in Section 8.07 shall execute, acknowledge and deliver to the Depositor and its predecessor Trustee an instrument accepting such appointment under this Agreement, and thereupon the resignation or removal of the predecessor Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of the predecessor Trustee under this Agreement, with the like effect as if originally named as Trustee in this Agreement. The predecessor Trustee shall deliver to the successor Trustee all documents and statements held by it under this Agreement, and the Depositor and the predecessor Trustee shall execute and deliver such instruments and do such other things as may reasonably be required for more fully and certainly vesting and confirming in the successor Trustee all such rights, powers, duties and obligations. No successor Trustee shall accept appointment as provided in this Section 8.08 unless at the time of such acceptance such successor Trustee shall be eligible under the terms of Section 8.06.

      (b) Upon acceptance of appointment by a successor Trustee as provided in this Section 8.08, the Depositor shall transmit notice of the succession of such Trustee under this Agreement to all Certificateholders.

      Section 8.09. Merger or Consolidation of Trustee. Any corporation or association into which the Trustee may be merged or converted or with which it may be consolidated or any corporation or association resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation or association succeeding to the business of the Trustee, shall be the successor of the Trustee under this Agreement, provided, that such corporation or association shall be eligible under the terms of Section 8.06, without the execution or filing of any paper or any further act on the part of any of the parties to this Agreement, anything in this Agreement to the contrary notwithstanding.

      Section 8.10. Appointment of Co-Trustee. (a) Notwithstanding any other terms of this Agreement, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any party of the Trust Property may at the time be located, the Depositor and the Trustee acting jointly shall have the power and shall execute and deliver all instruments to appoint one or more Persons approved by the Trustee to act as co-Trustee or co-Trustees, jointly with the Trustee, of all or any part of the Trust Property, and to vest in such Person or Persons, in such capacity, such title to the Trust Property, or any part thereof, and, subject to the other terms of this Section 8.10, such powers, duties, obligations, rights and trusts as the Depositor and the Trustee may consider necessary or desirable. If the Depositor shall not have joined in such appointment within 30 calendar days after the receipt by it of a request so to do, the Trustee alone shall have the power to make such appointment. No co-Trustee under this Agreement shall be required to meet the terms of eligibility as a successor Trustee under Section 8.06 and no notice to Certificateholders of the appointment of a co-Trustee or co-Trustees shall be required under Section 8.08.

      (b)   In the case of any appointment of a co-Trustee pursuant to this
Section 8.10, all rights, powers, duties and obligations conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee and such co-Trustee jointly, except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed by the Trustee, the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to such Trust Property or any portion thereof in any such jurisdiction) shall be exercised and performed by such co-Trustee at the direction of the Trustee.

      (c) Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the co-Trustees, as effectively as if given to each of them. Every instrument appointment any co-Trustee shall refer to this Agreement and the conditions of this Article VIII. Each co-Trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, jointly with the Trustee subject to all the terms of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Every such instrument shall be filed with the Trustee.

      (d) Any co-Trustee may, at any time, constitute the Trustee, its agent or attorney-in-fact, with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any co-Trustee shall die, become incapable of acting, resign or be removed, all its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor Trustee.

      Section 8.11. Presentment and Surrender at Corporate Trust Office. The Certificates may be surrendered for registration of transfer or exchange, and presented and surrendered on the Final Scheduled Distribution Date, on a Special Distribution Date resulting from the optional redemption of Underlying Notes or upon an event requiring removal of any Underlying Notes from the Trust Property, and notices and demands to or upon the Trustee in respect of the Certificates and this Agreement may be served, at the Corporate Trust Office of the Trustee.

      Section 8.12. Representations and Warranties of Trustee. (a) The Trustee represents and warrants that:

            (i) the Trustee is duly organized, validly existing and in good standing under the laws of the State of New York;

            (ii) the Trustee has full power, authority and right to execute, authenticate, deliver and perform its duties and obligations under this Agreement and the Certificates and has taken all necessary action to authorize the execution, authentication, delivery and performance by it (or, with respect to the Certificates, by an Authenticating Agent on its behalf, if applicable) of this Agreement and the Certificates;

            (iii) the execution, authentication and delivery of this Agreement and the Certificates by the Trustee and its performance of and compliance with the terms of this Agreement and the Certificates will not violate the Trustee's charter or by-laws or constitute a default under, or result in the breach or acceleration of, any contract, agreement or other instrument to which the Trustee is a party or which may be applicable to the Trustee or any of its assets;

            (iv) as of the Closing Date, each of this Agreement and the Certificates has been duly executed, authenticated and delivered by the Trustee (or, with respect to the Certificates, by an Authenticating Agent on its behalf, if applicable) and this Agreement constitutes the valid and legally binding obligation of the Trustee, enforceable in accordance with its terms, except as enforcement may be limited by the applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of creditors generally or by general principles of equity;

            (v) the Trustee is not in violation, and the execution, authentication and delivery of this Agreement and the Certificates by the Trustee and its performance and compliance with respective terms of this Agreement and the Certificates will not constitute a violation, of any order or decree of any court or any order or regulation of any U.S. Federal, State, municipal or governmental agency having jurisdiction over the Trustee or any of its assets, which violation would reasonably be expected to have a material adverse effect on the business, prospects, condition (financial or otherwise) or operations of the Trustee or on the performance of its duties thereunder;

            (vi) there are no Proceedings against, or investigations of, the Trustee pending, or, to the knowledge of the Trustee, threatened, before any court, administrative agency or other tribunal (a) that could reasonably be expected to prohibit its entering into this Agreement or to render the Certificates invalid, (b) seeking to prevent the issuance of the Certificates or the consummation of any of the transactions contemplated by this Agreement or (c) that could reasonably be expected to prohibit or materially and adversely affect the performance by the Trustee of its obligations under, or the validity or enforceability of, this Agreement or the Certificates; and

            (vii) no consent, approval, authorization or order of any court or governmental agency or body is required for the execution, authentication, delivery and performance by the Trustee of, or compliance by the Trustee with, this Agreement or the Certificates, or for the consummation of the transactions contemplated by this Agreement, except for such consents, approvals, authorizations and orders, if any, that have been obtained prior to the Closing Date.

      (b) Within 30 calendar days of the discovery by the Trustee of a breach of any of its representations or warranties set forth in this Section 8.12, the Trustee shall promptly cure such breach.

      Section 8.13. Limitation of Powers and Duties. The Trust is constituted solely for the purposes of acquiring and holding the Underlying Notes, issuing the Certificates and engaging in activities necessary, advisable or incidental to the foregoing. The Trust may not incur any additional debt other than debt that does not constitute a claim against the Trust Property. The Trustee is not authorized to acquire any other investments or engage in any activities not authorized in this Agreement and, in particular, the Trustee is not authorized (i) to Transfer any of the Underlying Notes or interests therein to any Person except as contemplated in Section 3.08 or 3.09 or (ii) to do anything that would cause the Trust to (1) be required to be registered under the Investment Company Act or (2) cause the Trust to be taxed as a corporation or a publicly traded partnership taxable as a corporation or otherwise alter the classification of the Trust for U.S. Federal income tax purposes.

                                  ARTICLE IX

                                  TERMINATION

      Section 9.01. Termination of the Trust. (a) The respective obligations and responsibilities under this Agreement of the Depositor and the Trustee (other than the obligations of the Trustee to provide reports and other information under this Agreement and to make distributions to Certificateholders as herein set forth) shall terminate upon the distribution to such Certificateholders of all amounts required to be paid by the Underlying Issuers of their respective Underlying Notes then constituting a part of the Trust Property; provided, however, that in no event shall the Trust continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy Sr., the late United States Ambassador to the Court of St. James.

      (b) Written notice of any termination shall be provided to each Certificateholder and the Depositor within ten Business Days of such termination, unless such termination occurs on the Final Scheduled Distribution Date.

      (c) On the Final Scheduled Distribution Date, unless none of the Certificates are then Outstanding, the Trustee shall distribute to each Certificateholder presenting and surrendering its Certificates, the amount distributable on the Final Scheduled Distribution Date pursuant to Section
4.01 in respect of the Certificates so presented and surrendered. Any funds not distributed on the Final Scheduled Distribution Date shall be set aside and held in trust by the Trustee for the benefit of Certificateholders that fail to present and surrender their Certificates on the Final Scheduled Distribution Date and shall be disposed of upon such presentation and surrender, subject to Sections 4.01 and 5.09. Immediately following the deposit of such funds in trust hereunder, the Trust shall terminate.

                                   ARTICLE X

                              MISCELLANEOUS TERMS

      Section 10.01. Amendment of this Agreement. (a) This Agreement may be amended from time to time by the Depositor and the Trustee without the consent of any of the Certificateholders for any of the following purposes: (i) to cure any ambiguity or to correct or supplement any provision in this Agreement which may be defective or inconsistent with any other provision in this Agreement; (ii) to add to the covenants, restrictions or obligations of the Depositor for the benefit of the Certificateholders, (iii) to comply with any requirements imposed by the Code; (iv) to amend the definition Maximum Reimbursable Amount so as to increase, but not decrease, the amount contained in such definition or to otherwise amend or waive the terms of Section 8.05(b) in any manner which shall not adversely affect the Certificateholders in any material respect; (v) to evidence and provide for the acceptance of appointment under this Agreement by a successor Trustee.

      (b) This Agreement may also be amended from time to time by the Depositor and the Trustee with the consent of Certificateholders representing a majority of the aggregate Certificate Principal Balances of the Outstanding Certificates on the date of such determination for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Certificateholders; provided, however, that, the consent of 100% of the aggregate Certificate Principal Balances of all Outstanding Certificates on the date of such determination shall be required in the event any such amendment would (i) reduce in any manner the amount, delay the timing or otherwise alter the pass-through nature of payments received on Underlying Notes that are required to be distributed on any Certificate, (ii) reduce the Certificate Principal Balance of the Certificates except upon payment on the Final Scheduled Distribution Date or upon the occurrence of a Removal Event, an event requiring removal of any Underlying Notes from the Trust Property pursuant to Section 3.10 or the optional redemption of Underlying Notes, or (iii) reduce the aforesaid required percentages required for the consent to any amendment with the consent of the Certificateholders.

      (c) Notwithstanding the foregoing, no amendment of this Agreement pursuant to Section 10.01(a) or (b) hereof shall be permitted that would (1) require the Trust to be registered under the Investment Company Act, (2) cause the Trust to be taxed as an association or publicly traded partnership taxable as a corporation or otherwise alter the classification of the Trust for U.S. Federal income tax purposes, (3) result in a sale or exchange of any Certificate for tax purposes, (4) not meet the Rating Agency Condition, (5) change or add any Removal Events or any conditions under which any Underlying Notes are required to be removed from the Trust Property, (6) substitute Underlying Notes of an Underlying Issuer for debt securities of another issuer or (7) modify the provisions of this Agreement in a manner that would permit the Trustee, in its capacity as such under this Agreement, or the Certificateholders to declare or waive an event of default in respect of the Underlying Notes.

      (d) Promptly after the execution of any amendment under this Section 10.01, the Trustee shall furnish a copy of such amendment to each Certificateholder.

      Section 10.02. Counterparts. This Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

      Section 10.03. Limitation on Rights of Certificateholders. (a) The death or incapacity of any Certificateholder shall not (1) operate to terminate this Agreement or the Trust Property, (2) entitle such Certificateholder's legal representatives or heirs to claim an accounting or to take any Proceeding in any court for a partition or winding up of the Trust Property or (3) otherwise affect the rights, obligations and liabilities of the parties thereto or any of them.

      (b) Except as otherwise expressly provided herein, no Certificateholder shall have any right to control the operation and management of any Trust Property, or the obligations of the parties thereto, nor shall anything in this Agreement set forth, or contained in the terms of the Certificates, be construed so as to constitute the Certificateholders from time to time as partners or members of an association. In addition, no Certificateholder shall be under any liability to any third person by reason of any action taken by the parties to this Agreement pursuant to any provision thereof.

      Section 10.04. GOVERNING LAW; Non-exclusive Submission to Jurisdiction. THIS AGREEMENT AND EACH CERTIFICATE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. With respect to any Proceedings relating to or arising out of this Agreement, the Depositor, Trustee (including any Authentication Agent, Certificate Registrar and Paying Agent), Administrative Agent and each Certificateholder irrevocably submits to the non-exclusive jurisdiction of the courts of the State of New York and the United States District Court located in the Borough of Manhattan in New York City. Nothing in this Agreement precludes any such Person from bringing Proceedings in any other jurisdiction, nor will the bringing of Proceedings in any one or more jurisdictions preclude the bringing of Proceedings in any other jurisdiction.

      Section 10.05. Notices. All directions, demands and notices under this Agreement shall be in writing and shall be delivered to the Trustee at its Corporate Trust Office and to the Administrative Agent at Bank of America Corporate Center, Charlotte, North Carolina 28255. Any notice required to be given to a Certificateholder will be sent by first class mail, postage prepaid, to the last address of such Certificateholder set forth in the Certificate Register or will be given by facsimile to such number as may be provided to the Trustee and the Administrative Agent. Any notice so mailed within the time prescribed in this Agreement shall be conclusively presumed to have been duly given when mailed, whether or not the Certificateholder receives such notice. Notices given by facsimile will be effective upon confirmation (including electronic confirmation) of effective transmission. So long as the

Certificates are listed on the Luxembourg Stock Exchange, notices will also be made by publication in a Luxembourg Authorized Newspaper. Any notice in a Luxembourg Authorized Newspaper will be deemed to have been given on the date of publication or, if published more than once, on the date of the first publication.

      Section 10.06. Severability of Terms. If any one or more of the covenants, agreements or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements or terms shall be deemed severable from the remaining covenants, agreements or terms of this Agreement and shall in no way affect the validity or enforceability of the other terms of this Agreement or of the Certificates or the rights of the Certificateholders.

      Section 10.07. Notice to Rating Agencies. The Trustee shall use its best efforts promptly to provide notice to the Rating Agencies with respect to each of the following events as to which it has actual knowledge:

            (i) any material change or amendment to this Agreement;

            (ii) the resignation or termination of the Trustee;

            (iii) any change in the location of the Certificate Account;

            (iv) any Removal Event;

            (v) any event requiring removal of any Underlying Note from the Trust Property in accordance with Section 3.10;

            (vi) any optional redemption of Underlying Notes; and

            (vii) the final distribution to Certificateholders.

In addition, the Trustee shall promptly furnish to the Rating Agencies (i) copies of each report to Certificateholders described in Section 4.02 and (ii) any other information with respect to the Certificates or the Trust Property reasonably requested by any Rating Agency in connection with maintaining the then current ratings of the Certificates. Any such notice pursuant to this
Section 10.07 shall be in writing and shall be deemed to have been duly given if personally delivered, sent by facsimile or mailed by first class mail, postage prepaid, or by express delivery service to the Rating Agencies.

      Section 10.08. No Recourse. Each Holder, by its acceptance of a Certificate or a beneficial interest or participation therein, acknowledges that such Holder's Certificate represents a beneficial ownership interest in the assets of the Trust only and does not represent an interest in or obligation of the Depositor, the Trustee, any Affiliate of the Depositor or the Trustee or any other entity or any of their respective directors, managers, officers, employees or agents and no recourse may be had against such Persons or individuals or their respective assets, except as may be expressly set forth or contemplated in this Agreement or the Certificates, and each Holder's recourse is limited to the Trust Property secured hereby. The Trustee shall have no recourse to the Underlying Notes.

      Section 10.09. No Petition Covenant. Notwithstanding any prior termination of this Agreement, the Trustee and each Certificateholder shall not, prior to the date which is one year and one day after the termination of this Agreement, acquiesce in, petition or otherwise invoke or cause the Trust or the Depositor to invoke the process of any court or governmental authority for the purpose of commencing or sustaining a case against the Trust or the Depositor under any U.S. Federal or State bankruptcy, insolvency or similar law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Trust or the Depositor or any substantial part of its property, or ordering the winding up or liquidation of the affairs of the Trust or the Depositor.

      Section 10.10. Intention of Parties. The parties hereto intend that the Trust be classified for U.S. Federal income tax purposes as a grantor trust under Subpart E, Part I of Subchapter J of the Code and not as a trust or association taxable as a corporation or as a partnership. Each Certificateholder, by its acceptance of its Certificate or a beneficial interest or participation therein, agrees to treat the Trust as a grantor trust for all U.S. Federal, State and local income tax purposes. The powers granted and obligations undertaken pursuant to this Agreement shall be so construed so as to further such intent.

      IN WITNESS WHEREOF, the Depositor, the Trustee and Securities Intermediary and the Administrative Agent have each caused this Agreement to be duly executed by its duly authorized representative as of the date first above written.



                                       CORE BOND PRODUCTS LLC, as Depositor



                                       By:____________________________________
                                          Name:
                                          Title:



                                       THE BANK OF NEW YORK, as Trustee and
                                         Securities Intermediary



                                       By:____________________________________
                                          Name:
                                          Title:



                                       BANC OF AMERICA SECURITIES LLC,
                                         as Administrative Agent



                                       By:____________________________________
                                          Name:
                                          Title:

                                  SCHEDULE I

                           Underlying Note Schedule

                                                                                               Non-U.S.
                                                         % of                   Make-Whole     Company/
                                            Principal   Aggregate              Redemption/    Withholding
                                            Amount      Principal   Maturity     Option       Redemption     Moody's   S&P    Fitch
Issuer   CUSIP   Rank    Secured   Coupon   ($ MM)       Amount       Date        Price         Option       Rating   Rating  Rating
------   -----   ----    -------   ------   ------       ------       ----        -----         ------       ------   ------  ------




























---------------------------------------------------------------------          -----------------------------------------------------
Aggregate Principal Balance                                  %

                                                                     EXHIBIT A

                              FORM OF CERTIFICATE
                              -------------------

                             [FACE OF CERTIFICATE]

EACH PERSON THAT PURCHASES A CERTIFICATE WILL BE DEEMED TO REPRESENT THAT ITS ACQUISITION OF SUCH CERTIFICATE WILL NOT CONSTITUTE OR RESULT IN A NON-EXEMPT PROHIBITED TRANSACTION. IN ADDITION, IN THE EVENT THE CERTIFICATES DO NOT CONSTITUTE PUBLICLY OFFERED SECURITIES, EACH PERSON THAT PURCHASES THIS CERTIFICATE ON BEHALF OF AN EMPLOYEE BENEFIT PLAN OR OTHER PLAN THAT IS SUBJECT TO THE PROVISIONS OF SECTION 406 OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED, OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED, WILL BE DEEMED TO REPRESENT THAT EITHER (I) THE PLAN IS SO REPRESENTED IN THIS REGARD BY A QPAM OR INHAM (AS THOSE TERMS ARE DEFINED IN PROHIBITED TRANSACTION CLASS EXEMPTION ("PTE") 84-14 AND PTE 96-23, RESPECTIVELY) AND WILL BE SO REPRESENTED FOR SO LONG AS SUCH PLAN HOLDS THIS CERTIFICATE, AND THAT THE OTHER CONDITIONS OF PTE 84-14 OR PTE 96-23 ARE AND WILL AT ALL TIMES BE SATISFIED, (II) THE CONDITIONS TO THE APPLICABILITY OF PTE 90-1, PTE 95-60 OR PTE 91-38 ARE AND WILL AT ALL TIMES BE SATISFIED OR
(III) THE CONDITIONS OF ANOTHER APPLICABLE EXEMPTION ARE AND WILL AT ALL TIMES BE SATISFIED, SUCH THAT IN THE CASE OF EITHER (I), (II) OR (III), THE APPLICABLE EXEMPTION APPLIES TO THE PURCHASE, CONTINUED HOLDING AND DISPOSITION OF THIS CERTIFICATE, AS WELL AS TO THE UNDERLYING TRANSACTIONS OF THE TRUST REFERRED TO HEREIN.

[Include if this Certificate is a Global Certificate:

      This Certificate is a Global Certificate within the meaning of the Trust Agreement hereinafter referred to and is registered in the name of the Depositary or a nominee of the Depositary. This Certificate is exchangeable for Certificates registered in the name of a Person other than the Depositary or its nominee only in the limited circumstances described in the Trust Agreement, and may not be transferred except as a whole by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor of the Depositary or a nominee of such successor.]

[Include if this Certificate is a Global Certificate and DTC is the
Depositary:

      Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to the Trustee or its agent for registration of transfer, exchange or payment, and any certificate issued in exchange for this certificate or any portion hereof is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), any transfer, pledge or other use hereof for value or otherwise by or to any person is wrongful inasmuch as the registered owner hereof, Cede & Co., has an interest herein.]


CERTIFICATE                             CERTIFICATE PRINCIPAL BALANCE: $_______
No. ______
CUSIP No. o
ISIN US o
Common Code No. o

                      Core Investment Grade Bond Trust II
                           Pass-Through Certificate

                               Issuance Date: o

                     Final Scheduled Distribution Date: o

                Evidencing a Fractional Undivided Interest in
                     Core Investment Grade Bond Trust II

      THIS CERTIFIES THAT _______________, for value received, is the registered owner (the "Holder") of $__________ (___________ dollars) in Certificate Principal Balance, subject to change as specified in Schedule 1 hereto, in Core Investment Grade Bond Trust II (the "Trust") created pursuant to a Trust Agreement, dated as of o (the "Trust Agreement"), among The Bank of New York, as trustee and securities intermediary (the "Trustee"), Core Bond Products LLC, as depositor (the "Depositor"), and Banc of America Securities LLC, as administrative agent (the "Administrative Agent"), a summary of certain of the pertinent provisions of which is set forth below. To the extent not otherwise defined herein, the capitalized terms used herein have the meanings assigned to them in the Trust Agreement.

      This Certificate is one of the duly authorized Certificates designated as "Pass-Through Certificates" (the "Certificates"). This Certificate is issued under and is subject to the terms, provisions, and conditions of the Trust Agreement. By virtue of its acceptance hereof, the Holder assents to and agrees to be bound by the provisions of the Trust Agreement.

      This Certificate evidences a Fractional Undivided Interest in the Trust Property. Subject to the terms and conditions of the Trust Agreement, until the obligations created by the Trust Agreement shall have terminated in accordance therewith, Certificateholders will be entitled to receive on the related Distribution Date distributions in an amount equal to their Fractional Undivided Interest in the amounts received by the Trustee and required to be distributed to Certificateholders on such Distribution Date pursuant to the terms of the Trust Agreement.

      Except as otherwise provided in the Trust Agreement and notwithstanding the foregoing, distributions payable on the Final Schedule Distribution Date, on a Special Distribution Date resulting from the optional redemption of Underlying Notes or upon a removal of Underlying Notes under the circumstances prescribed in the Trust Agreement will be made only upon presentation and surrender of this Certificate at the Corporate Trust Office of the Trustee.

      Each Certificateholder, by its acceptance of this Certificate or a beneficial interest herein, agrees to treat the Trust as a trust, the certificateholders of which are treated as the owners thereof under Section 671 of the Code, for U.S. Federal income tax purposes.

      THE TRUST AGREEMENT AND THIS CERTIFICATE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

      Signatures must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Trustee, which requirements include membership or participation in the Security Transfer Agent Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Trustee in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended. Unless the certificate of authentication hereon has been executed by the Trustee, by manual or facsimile signature, this Certificate shall not be entitled to any benefit under the Trust Agreement or be valid for any purpose.

      This Certificate does not purport to summarize the Trust Agreement and reference is hereby made to the Trust Agreement for information with respect to the rights, benefits, obligations and duties evidenced thereby. A copy of the Trust Agreement may be examined by any Certificateholder, upon request (free of charge), during normal business hours at the Corporate Trust Office of the Trustee, located initially at 100 Church Street, New York, New York 10286, and at such other places, if any, designated by the Trustee, including, for so long as the Certificates are listed on the Luxembourg Stock Exchange, the main office of The Bank of New York (Luxembourg) SA, the Trust's Luxembourg paying agent, initially located at Aerogolf Centre 1A, Hoehenhof, L-1736 Senningerberg, Luxembourg.

      Reference is hereby made to the further terms of this Certificate set forth on the reverse hereof, which further terms shall for all purposes have the same effect as if set forth at this place.

      IN WITNESS WHEREOF, the Trustee, on behalf of the Trust, and not in its individual capacity, has caused this Certificate to be duly executed.



                                       CORE INVESTMENT GRADE BOND TRUST II

                                       By: THE BANK OF NEW YORK, as Trustee




                                       By:__________________________________
                                          Authorized Signatory

Dated:

Trustee's Certificate of Authentication:

      This is one of the Certificates referred to in the within-mentioned Trust Agreement.

Dated:                                 THE BANK OF NEW YORK, as Trustee



                                       By:__________________________________
                                          Authorized Signatory

                           [REVERSE OF CERTIFICATE]

                      Core Investment Grade Bond Trust II
                           Pass-Through Certificate

      The Trust Agreement permits the amendment thereof, in certain circumstances, without the consent of the Holders of any of the Certificates.

      As provided in the Trust Agreement and subject to certain limitations herein and therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the Corporate Trust Office, accompanied by a written instrument of transfer in form and substance satisfactory to the Trustee duly completed and executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of authorized denominations evidencing the same aggregate Certificate Principal Balance will be issued to the designated transferee.

      As provided in the Trust Agreement and subject to certain limitations herein and therein set forth, this Certificate is exchangeable for new Certificates of authorized denominations representing the same aggregate Certificate Principal Balance, as requested by the Holder surrendering the same. The Trustee may require payment of a sum sufficient to cover any tax or governmental charges payable in connection therewith and any expenses reasonably incurred by the Trustee, except as otherwise specified in the Trust Agreement.

      The Certificates are issuable only in registered form without coupons in denominations of $1,000.

      Prior to due presentment for registration of transfer, the Depositor, the Trustee and any agent of the Depositor or the Trustee may treat the person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Trustee or any such agent shall be affected by any notice to the contrary.

      The obligations and responsibilities created by the Trust Agreement and the Trust created thereby will terminate upon the payment to Certificateholders of all amounts required to be paid to them pursuant to the Trust Agreement.

      Notwithstanding anything contained in the Trust Agreement to the contrary, the Trust Agreement has been accepted by the Trustee, not in its individual capacity but solely as Trustee. In no event shall the Trustee have any liability for the representations, warranties, covenants, agreements or other obligations of the Depositor thereunder or in any of the certificates, notices or agreements of the Depositor delivered pursuant thereto, as to all of which recourse shall be had solely to the assets of the Depositor, and, except as specified in Section 8.05 of the Trust Agreement, under no circumstances shall the Trustee be personally liable for the payment of any indebtedness or expenses of the Trust. This Certificate does not represent an interest in or obligation of the Trustee and the Trustee shall not be responsible or accountable for any tax, accounting or other treatment proposed to be applied to the Certificates or any interest therein except as expressly provided in the Trust Agreement.

[Include if this Certificate is a Global Certificate]

                                                                    Schedule 1

          SCHEDULE OF CHANGES IN OUTSTANDING CERTIFICATE PRINCIPAL BALANCE

      The following notations in respect of changes in the outstanding Certificate Principal Balance of this Global Certificate have been made in respect of a Removal Event or a Special Distribution Date resulting from the optional redemption of Underlying Notes:

                   Initial                                   New
                 Certificate     Change in Outstanding   Certificate
                  Principal      Certificate Principal    Principal    Notation
    Date           Balance              Balance            Balance      Made by
    ----           -------              -------            -------      -------

                                                                       Annex A
                                                                       -------

       FORM OF NOTICE OF REMOVAL OF UNDERLYING NOTES FROM TRUST PROPERTY

[Name and Address of Certificateholder]


      Re:   Core Investment Grade Bond Trust II
            Pass-Through Certificates

      We hereby notify you in accordance with Section 3.08(a) of the Trust Agreement, dated as of o (the "Trust Agreement"), among Core Bond Products LLC, as Depositor, The Bank of New York, as trustee and securities intermediary, and Banc of America Securities LLC, as administrative agent, [of the occurrence of a Removal Event with respect to the following Underlying
Notes: [specify series or issue of Underlying Notes and specific Removal Event]][that the following series or issue of Underlying Notes are subject to removal from the Trust Property in accordance with Section 3.10 of the Trust Agreement.]

      [In accordance with Section 3.08, you have the right to have the administrative agent sell your pro rata portion of the Underlying Notes subject to removal and receive the proceeds thereof. If you choose to exercise this option, please notify us no later than three Business Days from your receipt of this notification by completing and returning to our attention, the form of notice specified in Annex B to the Trust Agreement.] [If you choose not to exercise this option,] we will distribute to you your pro rata portion of the Underlying Notes subject to removal.

      Capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to such terms in the Trust Agreement.



                                       THE BANK OF NEW YORK


                                       By:___________________________
                                          Name:
                                          Title:

                                                                       Annex B
                                                                       -------

                      FORM OF NOTICE OF ELECTION TO SELL

The Bank of New York
100 Church Street
New York, New York 10286
Attention: Corporate Trust Administration


Re:   Core Investment Grade Bond Trust II
      Pass-Through Certificates

      The undersigned Holder of this Certificate hereby irrevocably exercises the option to effect the sale of its pro rata portion of the Underlying Notes subject to removal as specified in the notice received by the Trustee on o with respect to the following Underlying Notes: [specify series or issue of Underlying Notes subject to removal] in accordance with the terms of the Trust Agreement, dated as of o (the "Trust Agreement"), among Core Bond Products LLC, as Depositor, The Bank of New York, as trustee and securities intermediary, and Banc of America Securities LLC, as administrative agent.

Dated:______________________        ________________________________
                                    Signature

Signature Guarantee: _________________________

Social Security or other
Taxpayer Identification
Number, if any: __________________________________